                                                                   EXHIBIT 10.1


                                 LEASE AGREEMENT
                                 ---------------

         This LEASE AGREEMENT (this "Lease"), is made as of June 10, 2005 by and between 210 SYLVAN AVENUE LLC, a New Jersey LLC, having an address P.O. Box 40, Atlantic Highlands, New Jersey 07716 (hereinafter "Landlord"), and ASTA FUNDING, INC a Corporation, having an address at 210 Sylvan Avenue, Englewood Cliffs, New Jersey hereinafter referred to as "Tenant".

                              PRELIMINARY STATEMENT
                              ---------------------

         Landlord is the owner in fee simple of the tracts of land located at 190 - 210 Sylvan Avenue, Borough of Englewood Cliffs, County of Bergen, State of New Jersey and known and designated as Lot 314 in Block 12 on the Tax Map of the Borough of Englewood Cliffs, upon which Landlord owns a commercial building and certain related improvements. Tenant desires to lease certain space in said building in accordance with, and subject to, the provisions of this Lease.

         NOW, THEREFORE, Landlord and Tenant agree as follows:

                                   DEFINITIONS
                                   -----------

         For all purposes of the Lease and all agreements supplemental thereto or modifying this Lease, the following terms shall have the meanings herein specified:

         "ADDITIONAL RENT" shall mean all sums payable by Tenant to Landlord pursuant to the various Articles herein in which said term is used and any other charges, other than Base Rent, as shall become due and payable hereunder.

         "ALTERATIONS" shall have the meaning given to such term in Article 8.

         "BASE RENT" shall mean the fixed rental payable pursuant to Article 1.

         "BASE RENT COMMENCEMENT DATE" shall mean the date(s) set forward in
            Article 1, and contained in "Definitions".

         "BUILDING" shall mean the building located on the Property and in which the Premises are located.

         "BUILDING HOLIDAYS" shall mean Sunday, New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and the day after, and Christmas Day, as each of said holidays are celebrated in the State of New Jersey.


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         "COMMENCEMENT DATE" shall mean for the Premises of the Building, which consist of three separate locations within the Building: For 210 Sylvan Avenue First Floor consisting of Ten Thousand Square Feet (10,000 Sq. Ft.) Commencement Date is August 1, 2005. For 200 Sylvan Avenue consisting of One Thousand Seventeen Hundred and Eighty Square Feet (1,780 Sq. Ft.), Commencement Date is August 1, 2005 with possession as soon as possible .. For 190 Sylvan Avenue, consisting of Six Hundred (600 Sq. Ft.) Commencement Date is August 1, 2005. Tenant reserves the right to vacate the space at 190 Sylvan Avenue (600 square feet) at any time after the commencement date. A pro-rata reduction adjustment to the Base Rent will be made on the day the space has been vacated.

             "COST PRICE INDEX" shall mean "Consumer Price Index for Urban Wage Earners and Clerical Workers (1982-84 100) for New York City and Northern New Jersey Issued by the Bureau of Labor Statistics of the United States Department of Labor" (hereafter, the "Index").

             "COMMON AREA" OR "COMMON AREAS" shall mean all portions of the Property and Building which are not intended to be rented to a tenant, including, without limitation, interior corridors, elevators, mechanical rooms, stairs, lobbies, lavatories, washrooms, roadways, parking areas, sidewalks, plazas, traffic lights, storm drainage facilities, landscaped areas, exterior walks and ramps, sanitary sewer, domestic and fire water systems, fire protection installations, security systems, electric power and telephone cables and lines and other utility connections, facilities and other improvements (above and below ground) which are owned by Landlord and are now or hereafter constructed on the Property for use in common by Landlord, Tenant and other tenants located in the Buildings or for the common benefit of the foregoing. Included are all areas and facilities outside the Demised Premises and within the exterior boundary line of the Property and interior utility raceways within the Demised Premises that are provided and designated by the Landlord from time to time for the general use of Landlord, Tenant, and other tenants of the Property and their respective employees, suppliers, shippers, contractors and invitees.

         "EXCUSABLE DELAY" shall mean a delay caused by governmental action or lack thereof, shortages or unavailability of materials and/or supplies, labor disputes, strikes, slow downs, job actions, picketing, secondary boycotts, fire or other casualty, delays in transportation, acts of God, requests of any governmental agencies or authorities, court or administrative orders or regulations, adjustment of insurance, acts of declared or undeclared war, public disorder, riot or civil commotion, or when applied to an obligation of Landlord by anything else beyond the reasonable control of Landlord or when applied to an obligation of Tenant, anything else beyond the reasonable control of Tenant.

         "GOVERNMENTAL AUTHORITY" shall mean any governmental instrumentality, authority or body (including, without limitation, the township, county, state or federal governments, any agency, subdivision or department of any of the foregoing or any other quasi-governmental agency, or any fire insurance rating organization) that has jurisdiction over the Property, the Building or the use or operation thereof.

         "GROSS ANNUAL RENTALS" shall mean all income from the operation and management of the Building, including, without limitation, all Base Rents, and Additional Rents.


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

         "LEASE" OR "THIS LEASE" consists of this Agreement of Lease and EXHIBITS A through EXHIBITS F and Article 33 (containing the Enumeration of Attachments) attached hereto and made a part hereof.

         "MORTGAGEE" shall mean the holder of any mortgage now or hereafter encumbering the Building and Property.

         "OPERATING EXPENSES" shall have the meaning given such term in Article
4.

         "PREMISES" shall mean the space being leased to Tenant in the Building identified on EXHIBIT B attached hereto in accordance with, and subject to, the provisions of this Lease.

         "PROPERTY" shall mean the land commonly known as 210 Sylvan Avenue, 200 Sylvan Avenue and 190 Sylvan Avenue, Borough of Englewood Cliffs, County of Bergen, State of New Jersey and also known and designated as Lot 314 in Block 12 on the Tax Map of the Borough of Englewood Cliffs.

         "RENTABLE AREA OF THE BUILDING" shall be deemed to mean 56,000 square feet for all purposes of this Lease.

         "RENTABLE AREA OF THE PREMISES" shall be deemed to mean 12, 380 square feet for all purposes of this Lease. In computing Rentable Area of the Premises and Rentable Area of the Building, no deduction shall be made for columns and projections necessary for the structural integrity of the Building, and the measurements provided to Landlord shall be conclusive and binding upon the parties hereto.

         "RULES AND REGULATIONS" shall mean the rules and regulations set forth on EXHIBIT C, attached hereto and made a part hereof, as the same may be amended from time to time by Landlord pursuant to the provisions of Article 5.

         "STRUCTURAL WORK" shall mean any work, which is required to be capitalized rather than expensed under generally accepted accounting principles, to the structural members of the roof, foundation, floor slabs, windows, and permanent exterior walls and support columns of the Building.

         "TAXES" shall mean all real estate taxes and governmental impositions, including, without limitation, special assessments, levied against the Property or the Building and any taxes levied against any personal property owned by Landlord used in connection with the operation of the Property or the Building, and any taxes assessed in lieu of any of the foregoing.

         "TENANT DELAY" shall mean any act or omission of any nature by Tenant or Tenant's Visitors which delays the performance by Landlord of its other obligations hereunder or under the Work Agreement, except for day to day activities of Tenant.


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

         "TENANT UTILITIES" shall mean Tenant's metered utilities for Electric, Gas and Water maintained by the Tenant. for 210 Sylvan Avenue, metered utility for Electric maintained by the Tenant for 200 Sylvan Avenue and Tenant's Proportionate Share of Gas and Water for 200 Sylvan Avenue.

         "TENANT FLOOR" shall mean that floor of the Building on which the Premises are located.

         "TENANT'S PROPORTIONATE UTILITY SHARE" shall mean the ratio of the Rentable Area of the Premises to the Rentable Area of the Floor for the period starting on the Commencement Date.

         "TENANT'S PROPORTIONATE SHARE" shall mean Tenant's Proportionate Share of Gas and Water utility expenses for 200 Sylvan Avenue, 1,780 square feet, or 17.8%. (1,780 square feet divided by 10,000 square feet of the 200 Structure, which is separately metered.)

         "TENANT'S VISITORS" shall mean persons invited by Tenant into the Premises as guests or doing lawful business with Tenant including, without limitation, Tenant's agents, servants, employees, contractors, invitees and licensees.

         "TERM" shall mean the time period commencing on the Commencement Date and terminating on the Termination Date.

         "TERMINATION DATE" shall mean the fifth (5th) anniversary of the Base Rent Commencement Date at midnight of the Commencement Date : Termination date for all leases shall be July 31, 2010 at midnight. If the Term is extended pursuant to the provisions of this Lease, the Termination Date shall mean the last day of any such extended term.

                                    ARTICLE 1

                 DEMISE OF PREMISES; TERM; RENT; ADDITIONAL RENT

1.1. Demise. Landlord, for and in consideration of the covenants hereinafter contained and made on the part of Tenant, hereby leases to Tenant for the Term, and Tenant hereby hires from Landlord for the Term, the Premises, subject to the terms and conditions of this Lease. The Premises consist of three separate locations within the Building, 210 Sylvan Avenue First Floor consisting of Ten Thousand Square Feet (10,000 Sq. Ft.) Commencement Date is August 1, 2005: 200 Sylvan Avenue consisting of One Thousand Seventeen Hundred and Eighty Square Feet (1,780 Sq. Ft.) Commencement Date is August 1, 2005 with possession as soon as possible; and 190 Sylvan Avenue, consisting of Six Hundred (600 Sq. Ft.) Commencement Date is August 1, 2005. Termination date for 200 & 210 Sylvan Avenue locations shall be July 31, 2010 at midnight. Termination Date for 190 Sylvan Avenue shall be any time after Commencement Date, but Landlord must receive notice by December 31, 2005 of Tenants intent concerning retention of said 600 Square feet.

1.2. Parking Spaces. During the Term, Tenant shall have the right, at no additional charge, to use Eighty (80) total parking spaces which include in the aggregate number eight (8) reserved parking spaces to be assigned by Landlord, located on the Property in common with other tenants in the Building in those areas which are now or hereafter designated by Landlord as unreserved areas.


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1.3. Rent. (i) Tenant hereby covenants and agrees to pay to Landlord during the
Term, at the office of Landlord, or such other place as Landlord may from time to time designate, without any offset, abatement, counterclaim, or deduction whatsoever, (x) the Base Rent specified in paragraphs (iii) and (iv) of this
Section 1.3 in equal monthly installments on the first day of each month during the Term, commencing in the Base Rent Commencement Date, in advance, without notice or demand, except that Tenant shall pay the first monthly installment (or if the Commencement Date shall fall on a day other than the first day of a month, such payment shall be the second monthly installment) on the date of the execution of this Lease, (y) all Additional Rent as herein provided, and (z) all other sums payable by Tenant hereunder.

         (ii) If the Base Rent Commencement Date shall fall on a day other than the first day of a month, the Base Rent and any Additional Rent payable hereunder shall be apportioned for the number of days remaining in that month.

         (iii) Tenant shall pay as Base Rent for the Premises during the period commencing on the Base Rent Commencement Date set forward above and ending on July 31, 2010, the sum of Two Hundred Eighteen Thousand Eight Ninety-Six DOLLARS ($218,896.00) per annum, payable in equal monthly installments in the sum of Eighteen Thousand Two Hundred Forty One DOLLARS and Thirty Three CENTS ($18,241.33) per month. Total Base Rent without adjustments or Additional Rent over a five (5) year period is One Million Ninety-Four Thousand Four Hundred and Eighty DOLLARS ($1,094,480.00)

         (iv) The base annual rental cost of $218,896.00, will be adjusted, commencing with the August 1, 2007 payment and annually thereafter by making an adjustment based on the increase in the Consumer Price Index using the month of August 2005as the base, and the Index for May of each subsequent year as the adjustment date. The reason for utilizing a May Consumer Price Index as a base for subsequent year adjustments is that the publication of these indices is generally three (3) months in arrears and, accordingly, the May Index figure will be the most recently published Index at the time of the annual adjustment. As used in this paragraph, "Consumer Price Index" shall mean: "Consumer Price Index for Urban Wage Earners and Clerical Workers (1982-84 100) for New York City and Northern New Jersey Issued by the Bureau of Labor Statistics of the United States Department of Labor" (hereafter, the "Index"). The base month of the Index (hereafter "Base Month") shall be August 2005. The base annual rental in the amount of $218,896.00shall be increased by the same percentage, if any, as the Index for May of each subsequent year has increased from the base Index.

         The aforesaid resultant increase shall be divided by twelve (12) and shall be added to the base monthly rental of $18,241.33 to determine the new monthly base rental to be paid commencing on July of each lease year.

         (v) Landlord will grant a rent credit of three (3) months for 200 Sylvan Avenue consisting of One Thousand Seventeen Hundred and Eighty Square Feet (1,780) beginning August 1, 2005 and to end October 31, 2005.

In the event the Index is discontinued, or is no longer available, another Index published by the United States Government, which is substantially similar to the Index shall be used with any appropriate conversion factor suggested by the government and applied thereto so as to substantially equate to the new Index with the original Index.

OR: The adjustment shall be Three-percent (3%) per annum of the base rent as set forward above, whichever cumulative amount is lower.

1.4. Tenant Utilities.

                  (i) Tenant shall pay the metered Electric, Gas and Water utilities for the Ten Thousand (10,000) Square Foot rental at210 Sylvan Avenue The Tenant shall pay the metered Electric utility for the One Thousand Seven Hundred Eight (1,780) Square Feet located at 200 Sylvan Avenue; Tenant agrees to pay Tenant's Proportionate Share of the Gas and Water utilities for the 1,780 square feet located at 200 Sylvan Avenue.

                  (ii) Tenant's inability or failure to take possession of the Demised
Premises on the Commencement Date will not delay the commencement of the Term or Tenant's obligation to pay Base Rent, Additional Rent or to comply with any of its other obligations hereunder. If delivery of possession of the Demised Premises to Tenant, is delayed beyond the anticipated Commencement Date set forth in the Agreement of Lease, regardless of the reasons for or cause of such delay, this Lease will not be void or voidable and the Term will commence as provided above. Further, Landlord will not be liable to Tenant for any expenses or damages whatsoever arising from or relating to such delay, except as may be expressly provided elsewhere in this Lease.

1.5. Late Charges. If any Base Rent or Additional Rent is not paid within ten
(10) days after the date when due, Tenant shall pay to Landlord on demand a late charge equal to five percent (5%) of the amount unpaid.

1.6. Landlord's Rights Regarding Additional Rent. Landlord shall have all the rights and remedies for the collection of Additional Rent as are available to Landlord for the collection of the Base Rent. Tenant shall be obligated to pay the Base Rental and any additional or incremental rental called for hereunder and shall be entitled to no counterclaim nor any privilege to allege or take any set-off for any claim Tenant may have, Tenant shall have that recourse which is provided to tenants at law or in equity.


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                                    ARTICLE 2

                                       USE

2.1. The Premises shall be used by Tenant and by any permitted assignee or subtenant only for executive, general, administrative offices, sales, marketing, professional services, help desk, and any other operational aspects of Tenant's business, and any related activities, and for no other use or purpose. When Tenant takes possession of the Premises, Tenant shall be deemed to have accepted the Premises as being satisfactory and in good condition as of the date of such possession.

2.2. Tenant shall not use, or suffer or permit the use of, the Premises or any part thereof or the Building or any component thereof or the Property or any portion thereof in any manner or for any purpose or do, bring or keep anything, or suffer or permit anything to be done, brought or kept, therein or thereon (i) which would violate any covenant, agreement, term, provision or condition of this Lease or is unlawful or in contravention of the certificate of occupancy for the Building or for the Premises, or is in contravention of any legal or insurance requirement to which the Building or the Premises is subject, or (ii) which would overload or could cause an overload of the electrical or mechanical systems of the Building or which would exceed the floor load per square foot which any floor in the Premises was designed to carry and which is allowed by law, or (iii) which in the reasonable judgment of Landlord may in any way impair or interfere with the proper and economic heating or air conditioning of the Building, or (iv) which may constitute a nuisance, disturbance or menace to the other tenants of the Building or (v) which would increase the cost of, or invalidate or conflict with, the fire or public liability insurance on the Building or personal property of Landlord used in connection with the operation of the Building, or (vi) which, in the reasonable judgment of Landlord, would in any way impair or exceed the design criteria, the structural integrity of the Building, or (vii) which would result in Tenant or Tenant's Visitors parking at any time in more parking spaces than allowed to it pursuant to Section 1.2.
(viii) tenant reserves the right to utilize portable heaters in the event the HVAC balancing is not completed at Tenants sole cost and expense, provided such heaters comply with all applicable Local and State laws.

         2.3. The use and control of the Common Facilities is reserved to Landlord and Landlord may at any time, and from time to time, close any Common Facilities to make repairs or renovations, effect construction, discourage non-tenant access, improve security or reconfigure particular Common Facilities, and may do such other acts on, in and to the Common Facilities as in its judgment may be desirable to insure and/or improve the convenience thereof for Landlord and/or for present or future tenants of the Building, all without liability to Tenant. Notwithstanding the foregoing, there will be no change to the Demised Premises, and, subject to causes beyond Landlord's reasonable control, Tenant will be entitled to reasonable access to the Demised Premises at all times, except as may be provided hereinafter. All automobile parking areas, driveways, entrances and exits thereto, and other facilities furnished by Landlord in or near the Building, including employee parking areas, the truck way or ways, sidewalks, landscaped areas, and other areas and improvements provided by Landlord for the general use, in common, of tenants, their officers, agents, employees and customers, shall at all times be subject to the exclusive control and management of Landlord, and Landlord shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to all facilities and areas mentioned in this Article. Landlord shall have the right to construct, maintain and operate lighting facilities on all said areas and improvements; to police the same; from time to time to change the area, level, location and arrangement of parking areas and other facilities hereinabove referred to; to restrict parking by tenants, their officers, agents and employees to employee parking areas; to enforce parking charges; to close temporarily all or any portion of the parking areas or facilities; to discourage non-customer parking; and to do and perform such other acts in and to said areas and improvements as, in the use of good business judgment, the Landlord shall determine to be advisable with a view to the improvement of the convenience and use thereof by Tenants, their officers, agents, employees and customers. Landlord will operate and maintain the common facilities referred to above in such manner as Landlord, in its sole discretion, shall determine from time to time. Without limiting the scope of such discretion, Landlord shall have the full right and authority to employ all personnel and to make all rules and regulations pertaining to and necessary for the proper operation and maintenance of the common areas and facilities. Landlord will make every reasonable effort to keep all Common Areas of the Property, including parking areas and sidewalks, clear and safe for Tenant personnel.


                                      -10-
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         2.4 Use of Additional Areas: The use and occupation by the Tenant of the leased premises shall include the use in common with others entitled thereto of the common areas, employees' parking areas located in rear of the Building, sidewalks and tenant car parking areas in front and side of the Building and other facilities as may be designated from time to time by the Landlord, subject however to the terms and conditions of this Lease. Landlord may at Landlords sole discretion assign "Reserved" parking spots for the sole use of Tenant.



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                                    ARTICLE 3

                 COMPLIANCE WITH LAWS AND INSURANCE REQUIREMENTS

3.1. Tenant, at its sole expense, shall comply with all rules, orders, laws, regulations and requirements of any Governmental Authority, Board of Fire Underwriters or any other similar body exercising functions similar to those of any of the foregoing which shall impose any violation, order or duty upon Landlord or Tenant with respect to Tenant's Use of the Premises. Any increase in fire insurance premiums on the Building or its contents caused solely by the use or occupancy of the Premises by Tenant shall be Additional Rent and paid by Tenant to Landlord within thirty (30) days of demand therefore made by Landlord to Tenant, but payable by Tenant over the maximum period allowable.

                                    ARTICLE 4

                          LANDLORD'S OPERATING EXPENSE

4.1. In addition to the Base Rent, Tenant shall pay to Landlord as Additional Rent hereunder commencing on the Commencement Date 00.0 percent of any increase in Operating Expenses during each lease year.

                                    ARTICLE 5

                              RULES AND REGULATIONS

5.1. Tenant and Tenant's Visitors shall comply with the Rules and Regulations with respect to the Building and Property which are set forth in EXHIBIT C annexed to this Lease and are expressly made a part hereof. Landlord shall have the right to make reasonable amendments thereto from time to time for the safety, care and cleanliness of the Building and Property (for which Landlord shall immediately provide Tenant with a copy of such amendments), the preservation of good order therein and the general convenience of all the tenants and Tenant shall comply with such amended Rules and Regulations, after thirty (30) days' written notice thereof from Landlord. The Rules and Regulations will not materially interfere with the use and enjoyment of the Premises by Tenant. In the event there is a conflict between the provisions of this Lease and the Rules and Regulations, the provisions of this Lease shall govern. Landlord shall not be responsible for the nonperformance by any other tenant or occupant of the Building of any of said Rules and Regulations; however, Landlord shall use reasonable efforts to apply all Rules and Regulations uniformly to all tenants.

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                                    ARTICLE 6

                            LANDLORD'S RIGHT OF ENTRY

6.1. Landlord and Landlord's agents and representatives shall have the right to enter the Premises at all reasonable hours for the following purposes: (i) examining the Premises; (ii) making such repairs or alterations therein as may be necessary in Landlord's reasonable judgment for the safety and preservation of the Building or the Premises; (iii) erecting, maintaining, repairing or replacing wires, ducts, cables, conduits, vents or plumbing equipment running in, to or through the Premises; (iv) showing the Premises to prospective new tenants during the last twelve (12) months of the Term; (v) showing the Premises during the Term to any mortgagees, insurance company representatives, or prospective purchasers of the Property or the Building; or (vi) curing any default by Tenant in performing its obligations under this Lease. Landlord shall give Tenant five (5) business days prior written notice before commencing any non-emergency repair or alteration.

6.2. Landlord may enter upon the Premises at any time in case of emergency without prior notice to Tenant.

6.3. Landlord, in exercising any of its rights under this Article 6, shall not be deemed guilty of an eviction, partial eviction, constructive eviction or disturbance of Tenant's use or possession of the Premises and shall not be liable to Tenant for same provided any disturbance is the direct result of responding to the emergency situation described in Section 6.2.

6.4. In connection with any entry by Landlord pursuant to this Article 6, Landlord shall use all reasonable efforts to minimize the disruption of Tenant's use of the Premises and all work performed by or on behalf of Landlord in or on the Premises pursuant to this Article 6 shall be performed with as little inconvenience to Tenant's business as is reasonably possible.

6.5. Tenant shall not change any locks or install any additional locks on doors entering into the Premises without first providing Landlord with a copy of any such lock key. Installation of locks shall be done only after written notice Landlord and by the contractor specified by Landlord for this work on the premises (see Rules and Regulations). If in an emergency Landlord is unable to gain entry to the Premises by unlocking entry doors thereto, Landlord may force or otherwise enter the Premises without liability to Tenant for any damage resulting directly or indirectly there from. Tenant shall be responsible for all damages created or caused by its failure to give to Landlord a copy of any key to any lock installed by Tenant controlling entry to the Premises.

                                    ARTICLE 7

                       MAINTENANCE BY TENANT AND LANDLORD

7.1. Tenant shall take good care of the Premises throughout the Term, maintain and preserve same in as good a condition as delivered to Tenant on the Commencement Date, except for normal wear and tear and damage by fire or other casualty not caused by Tenant, and be responsible for all necessary repairs and replacements thereto, other than those which it is Landlord's obligation to make under Section 7.2. Tenant shall not injure, deface or commit waste of the Premises. Tenant shall be responsible for all damage of any kind or character to the Property and/or Building caused by the negligence or willful misconduct of Tenant or Tenant's Visitors or Alterations performed by Tenant. Tenant shall make, at Tenant's expense, all repairs to the Premises or to the Building for which Tenant is responsible under this Section 7.1.

7.2. Landlord shall be responsible for all Structural Work at its own expense; provided, however, that Tenant shall pay as Additional Rent the cost of all such repairs resulting from damage solely caused by the negligence or willful misconduct of Tenant or Tenant's Visitors, or Alterations performed by Tenant. Landlord shall maintain, repair and replace all plumbing, heating, air conditioning, electrical and mechanical fixtures and systems (exclusive of electrical and mechanical fixtures installed by Tenant) when required, and maintain and make repairs to the Common Areas, and the exterior of the Building (other than to the permanent exterior walls), provided, however, that Tenant shall pay as Additional Rent the cost of all such repairs or replacements arising solely from the negligence or willful misconduct of Tenant or Tenant's Visitors or Alterations performed by Tenant.

7.3. The failure of Landlord to any extent to furnish, or the interruption or termination of, the services provided for in this Article in whole or in part resulting from the events described in the definition of Excusable Delay shall not render Landlord liable in any respect, nor be construed as an eviction of Tenant, nor work an abatement of rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement hereof. Should any of the equipment or machinery used in the provision of such services cease to function properly for any cause, Tenant shall have no claim for offset or abatement of rent or damages on account of reasonable interruption in service occasioned thereby or resulting there from. Landlord shall proceed with due diligence to restore any interruption in services. Landlord shall have the right temporarily to interrupt services in order to make any necessary repairs or replacements to, or to otherwise service, the Building's systems. Any obligation or service not specifically designated as Landlord's responsibility herein shall be the strict responsibility of the Tenant. The Landlord and Tenant are bound by Section 31.10 Mediation whereby the Tenant can apply for damages for any interruption beyond what is considered reasonable interruption of service.

7.4. In the event that Tenant shall fail or neglect to comply with the aforesaid statutes, ordinances, rules, orders, regulations and requirements or any of them, or in the case the Tenant shall fail or neglect to make any necessary repairs, then the Landlord or Landlord's agents may enter said premises and make said repairs and comply with any and all of the said statutes, ordinances, rules, orders, regulations or requirements, at the cost and expense of the Tenant and in case of the Tenant's failure to pay therefore, the said cost and expense shall be added to the next month's rent and be due and payable as such, or the Landlord may deduct the same from the balance of any remaining security deposit in the Landlord's hands. This provision is in addition to the right of the Landlord to terminate this lease by reason of any default on the part of the Tenant. Landlord will make every reasonable effort to make any necessary repairs to Tenant's space at the lowest possible cost.

                                    ARTICLE 8

                        ALTERATIONS BY TENANT OR LANDLORD

8.1. Tenant agrees not to make or allow to be made any alterations, improvements (other than the Tenant Improvements), additions or physical changes in or about the Premises ("Alterations") or place signs on the Premises which are visible from outside the Premises without first obtaining the written consent of Landlord in each instance, which consent (A) may be withheld by Landlord in its sole discretion if the proposed Alterations (i) affect the structural components of the Building, (ii) which in the sole opinion of the Landlord are not designed in conformance with the Building design criteria, (iii) adversely affect the Building systems or services provided to other tenants of Landlord in the Building, (iv) are visible from the exterior of the Premises, or (v) reduce the value or utility of the Building, and (B) in all other cases, shall not be unreasonably withheld or delayed, but may be given on such reasonable conditions as Landlord may elect. Any and all Alterations that are fixed to the Premises shall become the property of Landlord upon termination of this Lease, except for trade fixtures, movable equipment or furniture owned by Tenant (which shall remain the property of Tenant and shall be removed by Tenant upon the termination of the Lease). Landlord may, nonetheless, require Tenant to remove any and all Alterations and all fixtures, equipment and other improvements installed on the Premises, In the event the Landlord so elects, and Tenant fails to remove such property, Landlord may remove the same at Tenant's reasonable cost, and Tenant shall pay Landlord on demand all costs incurred in connection therewith. Tenant shall be responsible for the cost of repairing all damage to the Premises resulting from the removal of such property. Tenant's obligations pursuant to this Section 8.1 shall survive the expiration or termination of this Lease.

8.2. Tenant shall submit to Landlord at the time of its request for Landlord's consent to any proposed Alteration, plans and specifications (including layout, architectural, mechanical and structural drawings) for such proposed Alteration. All permits, approvals and certificates required by all Governmental Authorities shall be timely obtained by Tenant at Tenant's expense and submitted to Landlord (Landlord shall not unreasonably refuse to join in any application therefore provided that such joinder shall be without expense to Landlord and further provided that Landlord's joinder is required by such Governmental Authority). Notwithstanding Landlord's approval of plans and specifications for any Alteration, all Alterations shall be designed by Tenant and shall be made to be in full compliance with all applicable laws, orders and regulations of Governmental Authorities and all building codes, rules or regulations and the Rules and Regulations of this Lease; all materials and equipment to be incorporated into the Premises as a result of all Alterations shall be new and of first class quality; and no such materials or equipment shall be subject to any lien, encumbrance, chattel mortgage or title retention or security agreement except for fixed equipment. All Alterations shall be performed by Tenant, at Tenant's expense. All Alterations, as well as repairs and maintenance performed by Tenant, shall be done in a manner which shall not cause significant, noise, odor, or dust and shall not interfere with the business of other tenants in the Building during Business Hours. Upon completion of any Alterations, Tenant shall provide Landlord with as-built plans depicting said Alterations. [See Exhibit C (Rules and Regulations) and Exhibit F (Guidelines for Tenants Retaining Consultants and Contractors)]

8.3. Landlord reserves the right to make changes, alterations, additions, improvements, repairs or replacements in or to the Buildings and the fixtures and equipment thereof, as well as in or to the street entrances, halls, lobbies, passages, elevators and stairways and other parts of the Buildings, and to erect, maintain and use pipes, ducts and conduits in and through the Premises, all as it may reasonably deem necessary or desirable; provided, however, that the Base Rent shall abate for the period during which there is an unreasonable obstruction of the means of access to the Premises or there is an unreasonable interference with Tenant's use of the Premises and the square foot area of the Premises is reduced thereby in the sole opinion of the Landlord. Nothing contained in this Section shall be deemed to relieve Tenant of any duty, obligation or liability of Tenant under this Lease with respect to making any repair, replacement or improvement or complying with any law, order or requirement of Governmental Authority.

8.4 Wiring Installation: Tenant may install wiring, cables, risers and similar installations at the premises subject to Landlord's prior approval which shall not be unreasonably withheld. All cabling, wiring, risers and similar installations at the premises must be properly labeled at each end and in each telecommunications electrical closet.

8.5. Wiring Removal: Landlord May Elect to Either Remove or Keep Wires. Within 30 days after the expiration or sooner termination of this Lease, Landlord may elect ("Election Right") by written notice to tenant to: a(i)Retain any or all wiring, cables, risers, and similar installations appurtenant thereto installed by Tenant in the risers of the Building. (ii) Remove any or all such Wiring and restore the Premises and risers to their conditions existing prior to the installation of the wiring ("Wire Restoration Work"). Landlord shall perform such Wire Restoration Work at Tenant's sole cost and expense; or (iii) Require Tenant to perform the Wire Restoration Work at Tenant's sole cost and expense.
b. Survival: The provisions of this Clause shall survive the expiration or sooner termination of this Lease. c. Condition of Wiring. In the event Landlord elects to retain the Wiring (pursuant to Paragraph a.(i) hereof), Tenant covenants that: (i) Tenant shall be the sole owner of such Wiring, that Tenant shall have good right to surrender such Wiring, and that such Wiring shall be free of all liens and encumbrances; and (ii) All Wiring shall be left in good condition, working order, properly labeled at each end and in each telecommunications/electrical closet and junction box, and in safe condition. d. Landlord Retains Security Deposit. Notwithstanding anything to the contrary in
Article 28 and Section 31.07, Landlord may retain Tenant's Security Deposit after the expiration or sooner termination of the Lease until the earliest of the following events: (e)Landlord elects to retain the Wiring pursuant to Paragraph a(i) (ii)Landlord elects to perform the Wiring Restoration Work pursuant to Paragraph a(ii) and the Wiring Restoration Work is complete and Tenant has fully reimbursed landlord for all costs related thereto; or
(iii)Landlord elects to require the Tenant to perform the Wiring Restoration Work pursuant to Paragraph a(iii) and the Wiring Restoration Work is complete and tenant has paid for all costs related thereto. e. Landlord Can Apply Security Deposit. In the event tenant fails or refuses to pay all costs of the Wiring Restoration Work within 15 days of Tenant's receipt of Landlord's notice requesting Tenant's reimbursement for or payment of such costs, Landlord may apply all or any portion of Tenant's Security Deposit toward the payment of such unpaid costs relative to the Wiring Restoration Work. f. No Limit or Right to Sue. The retention or application of such Security Deposit by landlord pursuant to this clause does not constitute a limitation on a waiver of Landlord's right to seek further remedy under law or equity.

8.6. Tenant Request for Landlord Work: If the Tenant requests that Landlord perform any changes, repairs, or modifications to the Demised Premises, such changes or modifications shall be performed through Landlord's affiliate MJB Johnson, Inc. Said work may be invoiced directly by MJB Johnson, Inc. and in such event shall be payable separately to that entity. All such charges shall be considered Additional Rent hereunder and, if not timely paid to MJB Johnson, Inc., Landlord shall have all remedies available relating to Additional Rent.

                                    ARTICLE 9

                           ASSIGNMENT AND SUBLETTING

9.1. In the event Tenant desires to assign this Lease of sublet said premises, it shall first offer same to Landlord in writing at the rental set forth herein. Should Landlord not accept the assignment within Thirty (30) days of receipt of such written proposal, then Tenant, subject to the approval of any mortgagee, if required, shall be allowed to assign this Lease, provided that Tenant is in good standing and shall not be in default of any of the terms, covenants and conditions of the Lease, and subject to the following terms and conditions:

         (i) Simultaneously with any request for consent for any assignment/sublet, Tenant shall deliver to Landlord a copy of proposed assignment/sublet and assumption agreement and a statement containing the name and address of the proposed assignee/subtenant and its principles and the bank and other financial references and statements reasonably sufficient to enable Landlord to ascertain the financial responsibility of the proposed assignee/subtenant. Landlord shall not unreasonably withhold acceptance of assignee of the Lease.

         (ii) In the event Landlord's written consent shall be given, a duly executed copy of the assignment/sublet shall be delivered to Landlord within thirty (30) days after execution thereof and such assignment/sublet shall contain an agreement from the assignee/subtenant wherein and whereby the assignee/subtenant shall assume all of the terms, covenants and conditions of this Lease on the part of the Tenant to be performed and shall contain an assignment of any and all security deposited with Landlord under the terms of this Lease. Such assignment and assumption shall be duly acknowledged and in form for recording.

         (iii) The demised premises shall be used for the same purpose set forth herein.

         (iv) Upon acceptance of assignment/sublet the Landlord shall, provided Tenant is in good standing with Landlord, return to tenant Security Deposit within sixty (60) days of vacating premises. In addition, upon return of Security Deposit, tenant shall be released from any further obligation under this Lease. The assignor or sub-tenant will pay any rent, additional rent or share of utilities directly to the Landlord.

                                   ARTICLE 10

                                    SURRENDER

10.1. Upon the Termination Date, or prior expiration of the Term of this Lease, Tenant shall peaceably and quietly quit and surrender to Landlord the Premises, broom clean, in as good condition as on the Commencement Date, except for normal wear and tear and damage by fire or other casualty not caused by Tenant, and repairs and replacements other than those which it is Landlord's obligation to make under Section 7.2, free and clear of tenants and occupants and with all of Tenant's property removed and, to the extent required by Landlord in accordance with the terms of this Lease, with Alterations restored to the extent required by Article 8. Tenant's obligation to observe or perform this covenant shall survive the Termination Date or prior expiration of the Term.

                                   ARTICLE 11

                                  HOLDING OVER

11.1. Provided Tenant notifies the Landlord in writing four (4) months in advance of the Termination Date there will be a reasonable amount of time the Tenant will occupy the Premises past the Termination Date, the Base Rent and Additional Rent in effect in the final year of the Lease shall be effective for the Holding Over period. If Tenant does not provide four (4) months notice, for hold over possession of the Premises beyond the Termination Date or prior expiration of the Term, such holding over shall not be deemed to extend the Term or renew this Lease but such holding over shall continue upon the terms covenants and conditions of this Lease as a tenant at will except that Tenant agrees that the charge for use and occupancy of the Premises for each calendar month or portion thereof that Tenant holds over (even if such part shall be one day) shall be a liquidated sum equal to one-twelfth (1/12th) of one times the Base Rent and Additional Rent in addition to (plus) the original base rent required to be paid by Tenant during the calendar year preceding the Termination Date or earlier expiration of the Term. This means One and a Half the rental amount due as original Base Rent and Additional Rent. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant to timely surrender possession of the Premises will be extremely substantial, will exceed the amount of the monthly Base Rent and Additional Rent payable hereunder and will be impossible to accurately measure. If the Premises are not surrendered upon the Termination Date or prior expiration of the Term, in addition to the use and occupancy charge set forth above, Tenant shall indemnify and hold harmless Landlord against any and all losses and liabilities resulting solely there from, including, without limitation, any claims made by any succeeding tenant founded upon such delay. Nothing contained in this Lease shall be construed as a consent by Landlord to the occupancy or possession by Tenant of the Premises beyond the Termination Date or prior expiration of the Term, and Landlord, upon said Termination Date or prior expiration of the Term, or at any time thereafter (and notwithstanding that Landlord may accept from Tenant one or more payments called for by this Section 11.1), shall be entitled to the benefit of all legal remedies that now may be in force or may be hereafter enacted relating to the immediate repossession of the Premises. The provisions of this Article shall survive the Termination Date or earlier expiration of the Term.

                                   ARTICLE 12

                                 QUIET ENJOYMENT

12.1. Landlord covenants and agrees that, upon the performance by Tenant of all of the covenants, agreements and provisions hereof on Tenant's part to be kept and performed, Tenant shall have, hold and enjoy the Premises, subject to the terms of this Lease, provided, however, that no diminution or abatement of the Base Rent, Additional Rent or other payment to Landlord shall be claimed by or allowed to Tenant for inconvenience or discomfort arising from the making of any repairs or improvements to the Premises or the Building, nor for any space taken to comply with any law, ordinance or order of any Governmental Authority, except as provided for herein. Tenant's rights hereunder are and shall be subject to the existing state of title to the Property, to all existing and future mortgages, liens or real estate taxes, and to future easements affecting the Property, including, by way of illustration and not limitation, easements for storm and sanitary sewers, drainage ditches and public utilities, provided that the same will not render the Premises unfit for Tenant's use as provided herein. Landlord represents to Tenant that it has fee simple title to the Property. The Landlord and Tenant are bound by Section 31.10 Mediation whereby the Tenant can apply for damages for any interruption beyond what is considered reasonable interruption of service.

12.2 . Tenant shall not commit or suffer to be committed any waste or nuisance or other act or thing which in the sole opinion of the Landlord may disturb the quiet enjoyment of any other tenant in the building in which the leased premises may be located, or in the Building, or which may disturb the quiet enjoyment of any person whether within or outside the boundaries of the Property

                                   ARTICLE 13

                                     DEFAULT

13.1. If during the Term any one or more of the following acts or occurrences shall happen, it shall constitute an Event of Default hereunder:

(i) Tenant shall fail to pay any Base Rent, Additional Rent or other sum of money due hereunder when such material sum is due and such failure shall continue for a period of ten (10) business days after written notice; or (ii) Tenant shall fail to comply with any provision of this Lease or any other written agreement between Landlord and Tenant not requiring the payment of money, all of which terms, provisions and covenants shall be deemed material and such failure shall continue for a period of thirty (30) days after written notice of such default is given to Tenant, provided however, that if such default is capable of being cured within a reasonable period, but cannot be cured within such thirty (30) day period, then Tenant shall have such period of time longer than thirty (30) days as is reasonably but minimally required to cure such default with all due diligence; or (iii) the leasehold hereunder demised shall be taken on execution or other process of law in any action against Tenant unless discharged within sixty (60) days; or (iv) Tenant notifies Landlord, at any time prior to the Commencement Date, that Tenant does not intend to take occupancy of the Premises upon the commencement of the Term; or Tenant shall vacate substantially all of the Premises for a period of six (6) months or more, or advises Landlord of its intention to do so; or (v) Tenant shall become insolvent or unable to pay its debts as they become due, or Tenant notifies Landlord that it anticipates either condition; or (vi) Tenant takes any action to, or notifies Landlord that Tenant intends to file a petition under any section or chapter of the national Bankruptcy Code, as amended from time to time, or under any similar law or statute of the United States or any State thereof; or a petition shall be filed against the Tenant under any such statute or Tenant or any creditor of Tenant notifies Landlord that it knows such a petition will be filed unless discharged within sixty (60) days; or (vii) a receiver or trustee shall be appointed for Tenant's leasehold interest in the Premises or for all or a substantial part of the assets of Tenant unless discharged within sixty (60) days. Provided, however, that the conditions described in sub-paragraphs (v), (vi) and (vii) above shall not be deemed to be an event of default, if Tenant is not otherwise in default of any of the terms and conditions of this Lease at the time that such event occurs, and Tenant continues to utilize the Premises in the usual course of business, and not for the purpose of liquidation or dissolution of a bankrupt estate, and Tenant fully and faithfully performs all of the terms and conditions of this Lease during such insolvency, bankruptcy or receivership.

                                   ARTICLE 14

                     LANDLORD'S RIGHTS UPON TENANT'S DEFAULT

14.1. If any Event of Default occurs, Landlord may, notwithstanding the fact that Landlord may have other remedies hereunder or at law or in equity, by notice to Tenant, designate a date, not less than five (5) business days after the giving of such notice, on which this Lease shall terminate; and thereupon, on such date the Term of this Lease and the estate hereby granted shall expire and terminate with the same force and effect as if the date specified in such notice were the Termination Date and all rights of Tenant hereunder shall expire and terminate but Tenant shall remain liable as provided in this Lease, and Landlord shall have the right to remove all persons, goods, fixtures and chattels from the Premises, by force or otherwise, without liability or damages to Tenant. Tenant shall have right to Mediation as defined under Section 31.10 of this Lease.

14.2. If this Lease is terminated as provided in Section 14.1, or as permitted by law, Tenant shall peaceably quit and surrender the Premises to Landlord, and Landlord may, without further notice, enter upon, re-enter, possess and repossess the same by summary proceedings, ejectment or other legal proceeding, and again have, repossess and enjoy the same as if this Lease had not been made, and in any such event neither Tenant nor any person claiming through or under Tenant shall be entitled to possession or to remain in possession of the Premises, and Landlord at its option shall forthwith, notwithstanding any other provision of this Lease, be entitled to recover from Tenant as and for damages either:

         (i) an amount equal to the excess, if any, of (a) all Base Rent reserved hereunder for the unexpired portion of the Term over (b) the aggregate fair rental value of the Premises at the time of termination for such unexpired portion of the Term, discounted at the rate of three percent (3%) per annum to then present worth plus an amount equal to any Reletting Expenses (as defined in Paragraph (ii) of this Section 14.2). Landlord will make all reasonable effort to rent space and will supply Tenant proof of same.



14.3. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove and obtain as liquidated damages by reason of the termination of this lease or re-entry on the Premises for the default of Tenant under this lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount be greater, equal to, or less than any of the sums referred to in
Section 14.2. Nothing contained herein shall limit or prejudice the right of Landlord, in any bankruptcy or reorganization or insolvency proceedings, to prove for and obtain as damages by reason of such termination or by reason of disaffirmance of this Lease by Tenant, an amount equal to the maximum allowed by any bankruptcy or reorganization or insolvency proceedings, or to prove for and obtain as damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law whether such amount be greater, equal to, or less than any of the sums referred to in Section 14.2.

14.4 If Tenant shall default in the keeping, observance or performance of any covenant, agreement, term, provision or condition herein contained, Landlord, without thereby waiving such default, may perform the same for the account and at the expense of Tenant (a) immediately or at any time thereafter and without notice in the case of emergency or in case such default will result in (i) a violation of any law, rule or regulation of any Governmental Authority or any insurance policy maintained by Landlord, or (ii) the imposition of any lien, charge or encumbrance against all or any portion of the Premises, the Building or the Property, and (b) in any other case if such default continues for a period of thirty (30) days after the date of the giving by Landlord to Tenant of a notice of Landlord's intention to perform the same. All reasonable costs and expenses incurred by Landlord in connection with any such performance by it for the account of Tenant and also all costs and expenses, including reasonable counsel fees and disbursements incurred by Landlord in any action or proceeding in which Landlord is successful (including any summary dispossess proceeding) brought by Landlord to enforce any obligation of Tenant and/or right of Landlord under this Lease or right of Landlord in or to the Premises, shall be paid by Tenant to Landlord, as Additional Rent, upon demand. Tenant shall have right to Mediation as defined under Section 31.10 of this Lease.

14.5. No right or remedy conferred upon or reserved to Landlord shall be exclusive of any other right or remedy, and any right and remedy shall be cumulative and in addition to every other right or remedy given hereunder or now or hereafter existing at law. The failure of Landlord to insist at any time upon the strict performance of any covenant or agreement or to exercise any right, power or remedy contained in this Lease shall not be construed as a waiver or relinquishment thereof for the future. A receipt by Landlord of any installment of Base Rent or Additional Rent with knowledge of the breach of any covenant or agreement contained in this Lease shall not be deemed a waiver of such breach, and shall not be deemed to have been waived unless expressed in writing and signed by Landlord. Landlord shall be entitled to accept less than the full amount due on account of Base Rent and Additional Rent without thereby waiving the right to collect the balance due. Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation, or attempted or threatened violation, of any covenant, agreement, condition or provision of this Lease or to a decree compelling performance or any covenant, agreement, condition or provision of this Lease, or to any other remedy allowed Landlord by law.

                                   ARTICLE 15

                           SUBORDINATION AND ESTOPPEL

15.1. This Lease and all rights of Tenant hereunder are subject and subordinate at all times to all mortgages which may now or hereafter affect the Property and/or the Building of which the Premises form a part, and to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument or subordination shall be required by any mortgagee. In confirmation of such subordination, Tenant shall execute promptly any reasonable instrument that Landlord may reasonably request. Landlord shall obtain from any mortgagee of Landlord whose interests in the Property are superior to the interests of Tenant, a non-disturbance agreement reasonably acceptable to mortgagee and Tenant. Tenant further agrees at the option of the holder of any such mortgage to attorn to the holder of any such mortgage following the foreclosure of such mortgage of the granting of a deed in lieu thereof. Notwithstanding any provision of this Section 15.1 to the contrary, upon notice to Tenant by a Mortgagee, this Lease shall become superior, in whole or in part, to the lien of any mortgage held on the property by said Mortgagee.


15.2 Tenant, at Landlord's expense, shall at any time and from time to time within five (5) days of receipt of written request therefore, execute, acknowledge and deliver to Landlord an estoppel certificate, in form reasonably satisfactory to Landlord, certifying (i) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (ii) the dates to which Base Rent and Additional Rent have been paid in advance, if any, (iii) whether any options granted to Tenant pursuant to the provisions of this Lease have been exercised, (iv) whether or not to the best knowledge of the signer, Landlord is in default in performance of any of its obligations under this Lease, and if so, specifying each such default of which Tenant may have knowledge, (v) whether Tenant has received notice that it is in default in performance of any of its obligations under this Lease, and if so, specifying each such default, and (vi) as to any other matters reasonably requested by Landlord, it being intended that any such certificate delivered pursuant to this
Section 15.2 may be relied upon by a prospective purchaser of Landlord's interest or a mortgagee of Landlord's interest or assignee of any mortgage under Landlord's interest in the Property or any other party which Landlord wishes to receive said estoppel certificate

15.3 Tenant shall notify Landlord as soon as possible of any name change of the Tenant.

                                   ARTICLE 16

                        DAMAGE BY FIRE OR OTHER CASUALTY

16.1. If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In the event of any fire or other casualty to the Building, Landlord shall, within ninety (90) days of such fire or other casualty, provide Tenant with a written notice (the "Landlord's Notice") in accordance with this Article 16. In case the Building shall be so damaged that substantial alteration or reconstruction of the Building shall, in Landlord's sole opinion, be required (whether or not the Premises shall have been damaged by such casualty), or in the event of any substantial uninsured loss to the Building or in the event the mortgagee of any mortgage affecting the Premises does not make insurance proceeds available, Landlord may at its option terminate the Lease by so notifying Tenant as part of Landlord's Notice, provided, however, that Tenant shall have the option, upon Landlord's notification to Tenant of its election not to perform the reconstruction, (i) to use the insurance proceeds (plus any deductible) to perform the reconstruction of the Premises, or (ii) to terminate the Lease. Tenant's election to restore shall nullify Landlord's election to terminate the Lease. Notwithstanding anything to the contrary contained herein, Landlord's obligation to repair will not extend to the Tenant Improvements unless Tenant makes available to Landlord the funds to pay for the cost of such repairs and Landlord's repairs will not exceed the scope of the work required to be done by Landlord at the outset of this Lease as set forth in this lease unless damage by fire or other casualty is caused by the Landlord negligence or other tenants, Tenant acknowledging that Landlord does not have responsibility for actions of other Tenants that violate their lease or applicable laws or insurance regulations. Furthermore, should the damage or destruction occur during the last year of the Term, then notwithstanding any contrary provision contained herein, Landlord will have the option of not repairing the Demised Premises and terminating this Lease. If Landlord does not elect to terminate the Lease, Landlord's Notice shall specify whether in Landlord's judgment, the Premises or those portions of the Building affecting the use and enjoyment of the Premises can be reconstructed within one hundred eighty (180) days from the occurrence of such fire or casualty. If Landlord's Notice indicates that such reconstruction of the Premises or those portions of the Building affecting the use and enjoyment of the Premises shall exceed one hundred eighty (180) days and Landlord does not elect to terminate the Lease as provided in Landlord's Notice, Tenant shall have the right, to be exercised within fifteen (15) days after receipt of Landlord's Notice, to elect, by notice to Landlord, to cancel this Lease, (hereinafter called "Tenant's Notice"). In the event the Lease is not terminated by either Landlord or Tenant as hereinabove permitted, Landlord shall, subject to Tenant Delay and Excusable Delay, commence and proceed with reasonable diligence to restore the portion of the Building affecting the use and occupancy of the Premises. If Landlord indicates in its Notice that the portions of the Building affecting the use and occupancy of the Premises can be restored within one hundred eighty (180) days and such portions of the Building are not restored within one hundred eighty (180) days after Landlord's undertaking such restoration (except for Tenant Delay and Excusable Delay), or if Landlord in Landlord's Notice indicates that it will take a period longer than one hundred eighty (180) days to restore said portion of the Building and said portions are not restored within such longer period (except for Excusable Delay), then this Lease and the Term hereof may at the election of Tenant be terminated by notice in writing from Tenant to Landlord, providing Tenant serves such notice on Landlord within fifteen (15) days after expiration of the one hundred eighty (180) day restoration period or such longer period, if applicable, which notice shall be effective thirty (30) days after the giving of such notice if the Premises have not been restored by that date. If the Premises have been restored within said thirty (30) day period from the date the notice is given, the Lease shall continue in full force and effect. If the Lease is terminated by either Landlord or Tenant as above permitted, Landlord and Tenant thereafter shall have no further obligation or claim, one to the other, this Lease shall be deemed null and void and of no further force and effect. Landlord shall not be liable for any inconvenience, loss of business or annoyance to Tenant or damage to the business of Tenant resulting in any way from such damage or the repair thereof, except that Landlord shall allow Tenant a fair diminution of Base Rent and Additional Rent during the time and to the extent that the Premises is unfit for occupancy. During the period of any reconstruction undertaken by Landlord, Tenant, at Tenants expense, shall be responsible to remove its personal property, fixtures and equipment from the damaged area prior to Landlord's institution of reconstruction work. Landlord shall have no liability to Tenant with respect to any damage, loss or theft of any such personal property, fixtures and equipment not so removed. In addition, Landlord's obligation to restore the Building within the time frames set forth in this Article shall mean that (i) Landlord's work has been substantially completed except for details of construction, decoration and mechanical adjustments which are minor in character, the noncompletion of which will not materially interfere with Tenant's use and enjoyment of the Premises; (ii) all of the Building's sanitary, electrical, heating, air/conditioning, mechanical and other systems, to the extent they serve the Premises are completed and in good order and operating condition except for mechanical adjustments which are minor in character; and (iii) Landlord shall have obtained (a) a certificate of approval for the Premises or (b) all requirements to obtain a certificate of approval or temporary or permanent certificate of occupancy for the Premises, other than the completion of Tenant Installations therein, shall have been satisfied. (iv) provided that Landlord diligently prosecutes such repair and restoration, Landlord will have no liability if the time for repair or restoration extends beyond the (180) day period.


16.2. Notwithstanding any of the foregoing provisions to the contrary, Landlord's obligation to repair the damage and restore and rebuild the Building and/or the Premises pursuant to this Article shall be conditioned on such restoration being then lawfully permitted and Landlord being granted all necessary approvals from the Governmental Authorities.

                                   ARTICLE 17

                          MUTUAL WAIVER OF SUBROGATION

17.1. Landlord and Tenant shall each secure an appropriate clause, or an endorsement upon any policy of insurance in force, covering the Property, the Building, or any personal property, fixtures and equipment or Tenant installations located therein or thereon, including, without limitation, casualty, liability and business interruption policies in force, pursuant to which the respective insurance companies waive subrogation or permit the insured, prior to any loss, to agree with a third party to waive any claim it might have against said third party. The waiver of subrogation or permission for waiver of any claim hereinbefore referred to shall extend to the agents of each party and also extend to all other persons and entities occupying or using the Premises in accordance with the terms of this Lease. In the event that either Landlord or Tenant shall be unable at any time to obtain one of the provisions referred to above in any of its insurance policies, Landlord or Tenant, as the case may be, shall promptly notify the other.

17.2. Subject to the foregoing provisions of this Article 17, and insofar as may be permitted by the terms of the insurance policies carried by it, and notwithstanding any provision of this Lease to the contrary, each party hereby releases the other and its partners, agents and employees (and in the case of Tenant, all other persons and entities occupying or using the Premises in accordance with the terms of this Lease) with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damages or destruction with respect to its property by fire or other casualty (including rental value or business interruption, as the case may be) occurring during the Term covered by (but only to the extent of the limits of coverage of) such insurance policies.

                                   ARTICLE 18

                                  CONDEMNATION

18.1. If the whole or substantially the whole of the Building or the Premises should be taken for any public or quasi-public use, by right of eminent domain or otherwise, or should be sold in lieu of condemnation, then this Lease shall terminate as of the date when physical possession of the Building or the Premises is taken by the condemning authority. If less than the whole or substantially the whole of the Building or the Premises is thus taken or sold, Landlord (whether or not the Premises is affected thereby) may terminate this Lease by giving written notice thereof to Tenant in which event this Lease shall terminate as of the date when physical possession of such portion of the Building or Premises is taken by the condemning authority. In the event that the Premises is not affected by the taking, then Landlord may terminate this Lease only in the event that the Building requires demolition or substantial rehabilitation. If twenty percent (20%) or more of the Initial Premises, Additional Premises, Premises, Common Areas or Tenant's parking allocation (unless alternative parking spaces are provided) is thus taken or sold, Tenant may terminate this Lease by giving written notice thereof to Landlord in which event this Lease shall terminate as of the date when physical possession of such portion of the Premises or parking area is taken by the condemning authority. If this Lease is not so terminated upon any such taking or sale, the Base Rent payable hereunder shall be equitably adjusted by multiplying the annual Base Rent then in effect by a fraction, the numerator of which is the number of square feet of Rentable Area of the Premises after the taking and the denominator of which is the number of rentable square feet in the Premises prior to such taking, and Landlord shall, to the extent Landlord deems feasible, restore the Building and the Premises to substantially their former condition, but such work shall not exceed the scope of the work done by Landlord in originally constructing the Building and installing the Tenant Improvements in the Premises. All amounts awarded upon a taking of any part or all of the Property shall belong to Landlord, and Tenant shall not be entitled to and expressly waives all claim to any such compensation including, without limitation, any claim for the value of the unexpired portion of this Lease.

18.2. Tenant may make an independent claim in such proceedings for its personalty, trade fixtures and moving expenses; provided, however, that any such claim shall in no way affect any portion of any award which the Landlord or the holder of any mortgage affecting the Premises or the Property shall be entitled to receive, except such award specifically allocated to Tenant.

                                   ARTICLE 19

                          CHANGES SURROUNDING PROPERTY

19.1. Landlord hereby reserves to itself and its successors and assigns the following rights (all of which are consented to by Tenant) and the Lease shall not be affected or impaired thereby: (i) to change any sidewalk, alley or street adjacent to or around the Building, (ii) to convey or dedicate portions of the Property on which neither the Building nor parking areas are located, for road improvement purposes, (iii) to construct additions to the Building or other improvements upon the Property (the cost of construction of which shall not be included in Operating Expenses), (iv) to subdivide the Property into separate lots, (v) to change the street address and/or name of the Building, provided such rights shall not materially interfere with Tenant's business and/or use of the Premises.(vi)make any alteration to the Common Area(s) that, in the sole opinion of the Landlord, are necessary for the benefit of Landlord, Tenant, and other Tenants. This 19.1. (vi) shall exclude the Premises of Tenant except as otherwise contained in this Lease.

                                   ARTICLE 20

                                     NOTICES

20.1. Any notice, consent, request or other communication (collectively "Notices") given pursuant to this Lease must, unless otherwise provided herein, be in writing, and may, unless otherwise in this Lease expressly provided be given or be served by depositing the same in the United States mail, postpaid and certified and addressed to the party to be notified, with return requested or by overnight express mail with a reliable overnight courier, or by delivery of the same in person, or by prepaid telegram, when appropriate, addressed to the party to be notified, which address for Landlord shall be at Landlord's address as hereinbefore set forth with a copy to the designated Agent of the Landlord. Notices delivered by hand shall be effective upon receipt, and if such delivery is rejected, such rejection of delivery shall be considered receipt. Notices by mail (except overnight express mail) shall be effective three (3) days after the date mailed. Notices by overnight express mail shall be effective one (1) day after delivery to the overnight mail service. Either party may at any time change its address for notices hereunder by delivering or mailing, as aforesaid, to the other party a notice stating the change and setting forth the changed address.

                                   ARTICLE 21

                                    NO WAIVER

21.1. No waiver by Landlord of any breach by Tenant of any of the terms, covenants, agreements or conditions of this Lease shall be effective unless such waiver is contained in a writing subscribed by Landlord and no such waiver shall be deemed to constitute a waiver of any succeeding breach thereof, or a waiver of any breach of any of the other terms, covenants, agreements and conditions herein contained.

21.2. No act or thing done by Landlord or Landlord's agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord.

21.3. The receipt by Landlord of the Base Rent and Additional Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Base Rent or a lesser amount of the Additional Rent then due shall be deemed to be other than a payment on account of the earliest stipulated amount then due, nor shall any endorsement or statement on any check or payment as Base Rent or Additional Rent be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Base Rent or Additional Rent or pursue any other remedy provided in this Lease.

                                   ARTICLE 22

                              LANDLORD'S LIABILITY

22.1 Landlord shall not be liable to Tenant or Tenant's Visitors for any damage, injury, loss, compensation or claim based on, arising out of, or resulting from any cause subject to abatement rights provided herein: repairs to any portion of the Premises or the Building; interruption in the use of the Premises; any accident or damage resulting from the use or operation by Tenant or Tenant's Visitor. Tenant shall not be liable to Landlord for any damage, injury, loss, compensation or claim based on, arising out of, and resulting from any cause or damage from the Landlord or other tenant and their visitors.

22.2. Except for claims related to abatement of Base Rent or Additional Rent provided herein, and except for any damage, injury, loss, compensation or claim caused by the willful misconduct or negligence of Landlord or its agents, servants or employees, as an express inducement to Landlord to enter into this Lease, and notwithstanding any provisions of this Lease to the contrary, Tenant agrees that any goods, personal property or personal effects, including removable trade fixtures used or placed by the Tenant or its employees in or about the Premises or Building, shall be at the sole risk of Tenant, and Landlord shall not in any manner be held responsible or liable therefore; nor shall Landlord have any liability to Tenant for any claims based on the interruption of, or loss to, Tenant's business. Furthermore, Landlord shall have no liability to Tenant, its employees, agents, invitees or licensees for losses due to theft or burglary, or for damage done by unauthorized persons on the Premises, and Landlord shall not be required to insure against any such losses provided the Landlord uses reasonable effort and care to secure the building against theft, but is not liable for the actions of third parties beyond Landlord's control or any party in violation of Rules and Regulations.

22.3. Anything in this agreement to the contrary notwithstanding, providing such cause is not due to the willful act or neglect of the Landlord, the Landlord shall not be deemed in default with respect to the performance of any of the terms, covenants, and conditions of this Lease if same shall be due to any strike, lockout, civil commotion, war-like operation, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, inability to obtain any material, service of financing, ice, snow, rain or muddy conditions, through Act of God or other cause beyond the control of the Landlord.

                                   ARTICLE 23

                                 INDEMNIFICATION

23.1. Subject to the waiver set forth in Article 17, Tenant hereby indemnifies and holds Landlord harmless from all expenses, costs (including reasonable attorney fees and disbursements), loss, liability and claims based on, arising out of or resulting from: (i) any act, omission or neglect of Tenant or Tenant's Visitors or the use of the Premises, Common Areas (or any part thereof) by Tenant, (ii) any breach by Tenant of its obligations under this Lease and (iii) any Tenant Installation, Alteration, or other work performed by Tenant in or about the Premises, except where due to the gross negligence or willful misconduct of Landlord. The Landlord hereby indemnifies the Tenant and hold Tenant harmless from all expenses, costs (including reasonable attorney fees and disbursements), loss, liability and claims based on, arising out of or resulting from: (iv) any act, omission or neglect of Landlord, (v) any breach by Landlord of its obligations under this Lease.

23.2. The indemnity set forth in this Article 23 shall survive the expiration or termination of this Lease.

                                   ARTICLE 24

                               TENANT'S INSURANCE

24.1. Tenant, at its own expense will maintain with admitted insurers authorized to do business in the State of New Jersey and which are rated A + XIV or equivalent in Best's Key Rating Guide, or any successor thereto (or if there is none, a rating organization having a national reputation) commercial general liability (in the broadest form then available in New Jersey) against claims for bodily injury, personal injury, death or property damage occurring on, in or about the Premises or as a result of ownership of facilities located on the Premises in amounts not less than $5,000,000.00, per occurrence/per location/aggregate for bodily injury, personal injury or death, $5,000,000.00 with respect to any one occurrence per location, and $3,000,000.00 with respect to all claims for property damage with respect to any one occurrence per location with an aggregate of $3,000,000.00. From time to time during the Term such limits shall be increased to the prevailing level customarily carried with respect to similar properties in Bergen County, New Jersey and the surrounding area. Tenant shall be responsible to maintain casualty insurance on all of its goods, personal property or effects, including removable trade fixtures located in the Premises.

24.2. The policy of insurance required to be maintained by Tenant pursuant to
Section 24.1 shall name as the insured parties Landlord, Tenant, Landlord's managing agent, and any mortgagee of Landlord, shall be reasonably satisfactory to Landlord and shall (a) provide for the benefit of such holder or holders, that thirty (30) days' prior written notice of suspension, cancellation, termination, modification, non renewal or lapse or material change of coverage shall be given to all insured parties and that such insurance shall be given to all insured parties and that such insurance shall not be invalidated by any act or neglect of Landlord or Tenant or any owner of the Premises, nor by any foreclosure or other proceedings or notices thereof relating to the Premises or any interest therein, nor by occupation of the Premises for purposes more hazardous than are permitted by such policy, (b) not contain a provision relieving the insurer thereunder of liability for any loss by reason of the existence of other policies of insurance covering the Premises against the peril involved, whether collectible or not, and, (c) include a contractual liability endorsement evidencing coverage of Tenant's obligation to indemnify Landlord pursuant to Section 23 hereof.

24.3. Within five (5) days after the Commencement Date, Tenant shall deliver to Landlord original or duplicate policies or certificates of the insurers evidencing all the insurance which is required to be maintained hereunder by Tenant certifying that all requirements set forth herein have been complied with (including, without limitation, a waiver of each insurer's rights of subrogation pursuant to Section 17.1, the naming of the insured required hereunder and the obligation of each insurer to give the notice required hereunder) and, within thirty (30) days prior to the expiration of any such insurance, other original or duplicate policies or certificates evidencing the renewal of such insurance. These policies or certificates of the insurers shall be supplied to Landlord upon each renewal of same, and Landlord may require Tenant to produce proof of policies or certificates of the insurers yearly or whenever in the sole opinion of Landlord such evidencing of policies or certificates of the insurers is necessary.

24.4. Landlord shall, as part of Operating Expenses, obtain any and all insurance coverage reasonably necessary or appropriate in connection with the use and operation of the Building, which shall include, but not be limited to, fire, liability and any and all other insurance as Landlord or any mortgagee of Landlord may require, and Tenant shall be named as additional insured under such policy or policies and provide Tenant with copies of such insurance certificates timely.


                                   ARTICLE 25

                               CONSTRUCTION LIENS

25.1. If, because of any act or omission of Tenant, any construction lien, mechanics' or other lien, charge or order for the payment of money or otherwise shall be filed against the Property, the Premises or the Building (whether or not such lien, charge or order is valid or enforceable as such), Tenant, at Tenant's expense, shall cause it to be cancelled or discharged of record by bonding or otherwise within ninety (90) days after such filing, and Tenant shall, in any event, indemnify and save Landlord harmless against and shall pay all costs, expense, losses, fines and penalties, including, without limitation, attorney's fees and disbursements, related thereto or resulting there from.

                                   ARTICLE 26

                             DEFINITION OF LANDLORD

26.1. The term "Landlord" as used in this Lease means only the owner for the time being of the Building. In the event of any transfer of title to the Building, the transferring Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder except for liabilities which arose prior to such transfer and this Lease shall be deemed and construed as a covenant running with the land without further agreement between the parties or their successors in interest, provided that the transferee assumes in writing all of the obligations of the Landlord under this Lease.

                                   ARTICLE 27

                              DEFINITION OF TENANT

27.1. The term "Tenant" as used in this Lease includes Tenant, its successors and permitted assigns and any person or entity claiming by, through or under Tenant. Any obligation of or restriction on Tenant imposed by this Lease shall apply equally to any subtenant or other occupant of the Premises or any portion thereof.

                                   ARTICLE 28

                               PERSONAL LIABILITY

28.1. Anything in this Lease to the contrary notwithstanding, the liability of Landlord to Tenant in the performance by Landlord of its obligations under this Lease and for any default by Landlord hereunder shall be limited to the interest of Landlord in the Property and Tenant agrees to look solely to Landlord's interest in the Property for the recovery of any judgment from Landlord, it being intended that neither Landlord nor Landlord's agents, shareholders, officers, directors, partners, principals (disclosed or non-disclosed) or affiliates shall be personally liable for any judgment or deficiency.

                                   ARTICLE 29

                                 ISRA COMPLIANCE

29.1. Tenant agrees to comply with all applicable environmental laws, rules and regulations, including but not limited to, the New Jersey Industrial Site Recovery Act (N.J.S.A. 13:1K-6 et seq.) ("ISRA"). Tenant represents to Landlord that it shall not conduct any activity in the Premises which shall cause it to be considered an "industrial establishment" under ISRA, or otherwise subject the Premises to the requirements of compliance with ISRA and Tenant shall not conduct any operations that shall subject the Premises to ISRA.

29.2. If Tenant is subject to ISRA, Tenant hereby agrees to execute such documents as Landlord reasonably deems necessary and to make such applications as Landlord reasonably requires to assure compliance with ISRA; Tenant will provide Landlord within ten (10) business days of Landlord's request for the same, an affidavit in support of a request for a nonapplicability letter by Landlord in the form required under ISRA. Tenant shall bear its proportionate share of all costs and expenses incurred by Landlord associated with any required ISRA compliance resulting solely from Tenant's use of the Premises, including, but not limited to, state agency fees, engineering fees, cleanup costs, filing fees, and suretyship expenses. As used in this Lease, ISRA compliance shall include applications for determinations of nonapplicability by the appropriate governmental authority upon the "closure, terminations or transfer" of Tenant's operations at the Premises. The foregoing undertaking shall survive the termination or sooner expiration of the Lease and surrender of the Premises and shall also survive sale, or lease or assignment of the Premises by Landlord. If Tenant is subject to ISRA, Tenant shall immediately provide Landlord with copies of all written correspondence, reports, notices, orders, findings, declarations and other materials pertinent to Tenant's compliance with the New Jersey Department of Environmental Protection's ("DEP") requirements under ISRA as they are issued or received by the Tenant.

29.3. Tenant shall not generate, store, manufacture, refine, transport, treat, dispose of, or otherwise permit to be present on or about the Premises, any Hazardous Substances in violation of any laws. As used herein, Hazardous Substances shall be defined as any "hazardous chemical", "hazardous substance" or similar term as defined in the Comprehensive Environmental Responsibility Compensation and Liability Act, as amended (42 U.S.C. 9601, et seq.), the New Jersey Spill Compensation and Control Act, as amended, (N.J.S.A. 58:10-23.11b, et seq.), ISRA, any rules or regulations promulgated thereunder, or in any other applicable federal, state or local law, rule or regulation dealing with environmental protection, as well as asbestos or other irritants and regulated substances.

                                   ARTICLE 30

                                SECURITY DEPOSIT

30.1. Simultaneously with the execution of this Lease, Tenant will deposit with Landlord the Security Deposit (which will not bear interest to Tenant unless required to do so by any provision of law) as security for Tenant's faithful and timely payment and performance by Tenant of all of Tenant's obligations, covenants, conditions and agreements under this Lease. Within a reasonable time after the expiration of the Term, after calculation of adjustments to Tenant's Operating Expenses for the last Lease Year, Landlord will return the Security Deposit to Tenant, less such portion thereof as Landlord has utilized to make good any failure by Tenant to comply with any of Tenant's obligations, covenants, conditions or agreements hereunder.

30.2. In the event of any default by Tenant hereunder, Landlord has the right, but is not obligated, to apply all or any portion of the Security Deposit to cure each default, in which event Tenant will, upon demand, promptly deposit with Landlord the amount necessary to restore the Security Deposit to its original amount.

30.3. The Security Deposit will be held by Landlord and may be commingled with its other funds. In the event of sale or transfer of Landlord's interest in the Building, Landlord has the right to transfer the Security Deposit to such purchaser or transferee, in which event Landlord will upon such transfer, be released from all liability to Tenant for the return of the Security Deposit. Tenant will look only to the new landlord for the return of the Security Deposit.

                                   ARTICLE 31

                                  MISCELLANEOUS

31.1. Entire Agreement. This Lease contains the entire agreement between the parties, and any attempt hereafter made to change, modify, waive, discharge or effect an abandonment of it in whole or in part shall be void and ineffective unless in writing and signed by the party against whom enforcement of the change, modification, waiver, discharge or abandonment is sought.

31.2. Jury Trial Waiver. To the extent permitted by law, Landlord and Tenant do hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter whatsoever arising out of or in any connection with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, and/or any claim, injury or damage, or any emergency or statutory remedy.

31.3. Broker. Not Applicable

31.4. Severability. If any term or provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby and all other terms and provisions of this Lease shall be valid and enforced to the fullest extent permitted by law.


31.5. Interpretation.

         (a) Whenever in this Lease any words of obligation or duty are used, such words or expressions shall have the same force and effect as though made in the form of covenants.

         (b) Words of any gender used in this Lease shall be held to include any other gender, and words in the singular number shall be held to include the plural, when the sense requires

         (c) The headings and captions contained in this Lease are inserted for convenience of reference only, and are not to be deemed part of or to be used in construing this Lease.

         (d) The covenants and agreements herein contained shall, subject to the provisions of this Lease, bind and inure to the benefit of Landlord, its successors and assigns, and Tenant, its successors and permitted assigns except as otherwise provided herein.

         (e) This Lease has been executed and delivered in the State of New Jersey and shall be construed in accordance with the laws of the State of New Jersey.

         (f) Landlord has made no representations or promises with respect to the Premises, the Building or the Property, except as expressly contained herein.

31.6. No Offer, Option, etc. The submission of this Lease to Tenant for examination does not constitute by Landlord a reservation of, or an option to Tenant for, the Premises, or an offer to lease on the terms set forth herein, and this Lease shall become effective as a lease agreement only upon execution and delivery thereof by Landlord and Tenant.

31.7. Force Majeure. Whenever a period of time is herein prescribed for the taking of any action by Landlord, Landlord shall not be liable or responsible for, and such period of time shall be extended by, any delays due to Tenant Delay or Excusable Delay. Whenever a period of time is herein prescribed for the taking of any action by Tenant, which action does not involve: (i) the payment of money or other monetary obligations on the part of Tenant; or (ii) furnishing to Landlord timely notice of the exercise by Tenant of the option to renew this Lease as required by Section 31.13, Tenant shall not be liable or responsible for, and such period of time in which Tenant is obligated to perform shall be extended by any delays due to Excusable Delay.

31.8. Recording. This Lease shall not be recorded, except that upon the request of either party, the parties shall execute in recordable form, a short form memorandum of this Lease, provided that such memorandum shall not contain any of the specific rental terms set forth herein. Such memorandum may be recorded in the lands records of the Bergen County Clerk's office and the party desiring such recordation shall pay all recording fees. Upon the expiration or earlier termination of this Lease, Tenant shall execute and deliver to Landlord, in recordable form, an instrument which terminates of record the memorandum of Lease.

31.9. Financial Information. Upon Landlord's request, Tenant shall provide Landlord with a copy of its financial statements for such year audited by an independent certified public accountant. Landlord may provide such financial statements to its consultants, lenders and investors, but otherwise shall not provide the financial statements to third parties without the prior consent of Tenant.

31.10. Mediation. The parties, at their mutual option, may settle any controversy or claim arising out of or relating to this Lease, or breach thereof by Mediation. Mediation shall occur within sixty (60) days of one party's written request. The parties agree that they shall make a good faith effort to resolve matters through Mediation, but both parties recognize that Mediation is not binding and does not preclude either party from seeking other appropriate legal recourse not limited to filing of suit in the appropriate jurisdiction if mediation is unsuccessful.

                                   ARTICLE 32

                                     INSERTS

         Listed below are particulars of this Lease referred to in other Sections hereof:

         32.01 BASE RENT:  SET FORTH IN ARTICLE 1.

         32.02 BROKER:  NONE

         32.03 BUILDING: 190-200-210 SYLVAN AVENUE, ENGLEWOOD CLIFFS, NJ

         32.04 COMMENCEMENT DATES: FOR 210 SYLVAN AVENUE:
                         AUGUST 1, 2005

                         FOR 200 SYLVAN AVENUE:
                         AUGUST 1, 2005; POSSESSION AS SOON AS POSSIBLE

                         FOR 190 SYLVAN AVENUE:
                         AUGUST 1, 2005:


         32.05 RENTABLE AREA OF THE BUILDING: 56,000 SQUARE FEET

         32.06 RENTABLE AREA OF THE PREMISES:  12,380

         32.07 SECURITY DEPOSIT: Maintain CURRENT SECURITY OF APPROXIMATELY $6,500.00

         32.08 TENANT'S PROPORTIONATE SHARE: shall mean Tenant's Proportionate Share of Gas and Water utility expenses for 200 Sylvan Avenue, 1,780 square feet, or 17.8%. (1,780 square feet divided by 10,000 square feet.)


         32.09 NUMBER OF CONSECUTIVE MONTHS IN TERM: 60

         32.10 JANITORIAL: TENANT IS SOLELY RESPONSIBLE FOR ITS OWN INTERIOR JANITORIAL; CLEANING CONTRACTOR MUST BE APPROVED BY LANDLORD AS PER THE APPROVED CONTRACTOR LIST ATTACHMENT. CLEANING CONTRACTOR MUST BE MAINTAINED BY LANDLORD ON THE LANDLORD APPROVED LIST. IF CONTRACTOR IS NOT MAINTAINED ON THIS LIST, UPON REASONABLE NOTICE CONTRACTOR MUST BE REPLACED. REPLACEMENT NOT TO ACCEDE NINETY (90) DAYS (SEE RULES AND REGULATIONS) Landlord will not unreasonably withhold approval.

         32.11 BASE TAX YEAR: 2005

         32.12 BASE OPERATING YEAR: 2005

         32.13 OPTION: FIVE (5) YEAR OPTION TO RENEW LEASE, BASE UPON (I) FAIR MARKET RATES AT THE TIME OR RENEWAL (II) ADJUSTMENTS AS CONTAINED IN ARTICLE 1 OF THIS LEASE USING 2005 AS THE BASE YEAR FOR THE ADJUSTMENT (III) EITHER (I) OR
(II), SHALL BE APPLIED IN THE SOLE DISCRETION AND CHOICE OF THE LANDLORD AS TO THE ADJUSTMENT METHOD TO BE USED.

         32.14 INSURANCE: $5,000,000.00for personal injury (including death) per person; $5,000,000.00 for personal injury (including death) per occurrence; $3,000,000.00for property damage.

         32.15 Rider to Lease dated August 1, 2005 shall be incorporated into this Lease and be considered a part of the Lease.


                                 PRESENT TENANT
ASTA FUNDING, INC.

                                   ARTICLE 33

                            SUCCESSORS & ATTACHMENTS

         The Exhibits and other Attachments to this Lease are hereinafter enumerated; and the terms and conditions of this Lease and Attachments shall inure to and be binding upon the parties hereto and their respective heirs or successors and assigns.

                           ENUMERATION OF ATTACHMENTS
                           --------------------------

         EXHIBIT A: Site Plan
         EXHIBIT B: Floor Plan indicating Premises: to be provide by Tenant EXHIBIT C: Rules and Regulations (see Article 7)
         EXHIBIT D: Landlord Services
         EXHIBIT E: Guidelines for Tenants retaining Consultants and Contractors EXHIBIT F: Contractor List

                     (Signatures to follow on the next page)

         IN WITNESS WHEREOF, the parties hereto have executed this Lease on the date first above written.

                                    LANDLORD:

ATTEST:


                                   By:  /s/ Bjorn R. Johnson
-----------------------               --------------------------
                                      Name: Bjorn R. Johnson
                                      Title: Member

ATTEST:


                                   By:  /s/ John A. Johnson
-----------------------               --------------------------
                                      Name: John A. Johnson
                                      Title: Member


                                             TENANT:

ATTEST


                                   By:  /s/ Gary Stern
-----------------------               --------------------------
                                      Name: Gary Stern
                                      Title: President & CEO

                                    EXHIBIT A

                                    SITE PLAN

                                    EXHIBIT B

                         FLOOR PLANS INDICATING PREMISES

                                    EXHIBIT C

                              RULES AND REGULATIONS

         1. Tenant shall not obstruct or permit its agents, clerks or servants to obstruct, in any way, the sidewalks, entry passages, corridors, halls, stairways or elevators of the Building, or use the same in any other way than as a means of passage to and from the offices of Tenant; bring in, store, test or use any materials in the Building which could cause a fire or an explosion or produce any fumes or vapor; make or permit any improper noises in the Building; smoke in the elevator; throw substances of any kind out of the window or doors, or down the passage of the Building, or in the halls or passageways; sit on or place anything upon the window sills; or clean the windows.

         2. Water-closets and urinals shall not be used for any purpose other than those for which they were constructed; and no sweepings, rubbish, ashes, newspaper or any other substances of any kind shall be thrown into them. Waste and excessive or unusual use of electricity or water is prohibited.

         3. The windows, doors, partitions and lights that reflect or admit light into the halls or other places of the Building shall not be obstructed. No signs, advertisements or notices shall be inscribed, painted, affixed or displayed in, on, upon or behind any windows, except as may be required by law or agreed upon by the parties; and no sign, advertisement or notice shall be inscribed, painted or affixed on any doors, partitions or other part of the inside of the Building, without the prior written consent of Landlord. If such consent be given by Landlord, any such sign, advertisement, or notice shall be inscribed, painted or affixed by Landlord, or a company approved by Landlord, but the cost of the same shall be charged to and be paid by Tenant, and Tenant agrees to pay the same promptly, on demand.

         4. Not Used.

         5. When electric wiring of any kind is introduced, it must be connected as directed by Landlord (see Base Lease), and no stringing or cutting of wires will be allowed, except with the prior written consent of Landlord, and shall be done only by contractors approved by Landlord. No tenant shall lay linoleum or other similar floor covering so that the same shall be in direct contact with the floor of the Premises; and if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor by a paste or other material, the use of cement or other similar adhesive material being expressly prohibited.

         6. Landlord shall have the right to prescribe the weight, size and position of all safes and other bulky or heavy equipment and all freight brought into the Building by any tenant; and also the times of moving the same in and out of the Building; and all such moving must be done under the supervision of Landlord. Landlord will not be responsible for loss of or damage to any such equipment or freight from any cause; but all damage done to the Building by moving or maintaining any such equipment or freight shall be repaired at the expense of Tenant. All safes shall stand on a base of such size as shall be designated by the Landlord. The Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

         7. No machinery of any kind or articles of unusual weight or size will be allowed in the Building, without the prior written consent of Landlord. Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Landlord's judgment, to absorb and prevent vibration, noise and annoyance.

         8. No additional lock or locks shall be placed by Tenant on any door in the Building, without prior written consent of Landlord. Two keys will be furnished Tenant by Landlord; two additional keys will be supplied to Tenant by Landlord, upon request, without charge; any additional keys requested by Tenant shall be paid for by Tenant. Tenant, its agents and employees, shall not have any duplicate key made and shall not change any locks. All keys to doors and washrooms shall be returned to Landlord at the termination of the tenancy, and, in the event of loss of any keys furnished, Tenant shall pay Landlord the cost thereof.

         9. Tenant shall not employ any person or persons other than Landlord's contractors or contractors on the 'Landlords Contractors Approved List' including janitors and/or cleaning services for the purpose of work on, in or about the Premises, without prior written consent of Landlord. Upon written notice by Landlord, Tenant shall have ninety (90) days to replace janitors and/or cleaning services. Any other contractors not on 'Landlords Contractors Approved List' or removed from said List by written Notice from Landlord to Tenant shall be immediately terminated and required to remove all personnel, materials and contractor tools and/or property within seventy-two (72) hours of written notice from Landlord. All work by said contractors shall cease immediately upon receipt of Notice from Landlord. Landlord shall not be responsible to Tenant for any loss of property from the Premises however occurring, or for any damage done to the effects of Tenant by such contractors or any of its employees, or by any other person or any other cause. Landlord requires that insurance certificates evidencing contractor's coverage against casualty and liability as well as a signed document from Tenant agreeing to indemnify, save harmless and defend Landlord from any and all claims, demands, causes of action, costs, fees and losses of any nature whatsoever arising out of Tenant's undertaking to improve or alter the demised premises be provided before commencement of work by any contractor or janitors and/or cleaning services.

         10. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Premises.

         11. The requirements of Tenant will be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work for Tenant or do anything outside of their regular duties, unless under special instructions from the office of Landlord.

         12. The Premises shall not be used for lodging or sleeping purposes, and cooking therein is prohibited.

         13. Tenant shall not conduct, or permit any other person to conduct, any auction upon the Premises; manufacture or store goods, wares or merchandise upon the Premises, without the prior written approval of Landlord, except the storage of usual supplies and inventory to be used by Tenant in the conduct of its business; permit the Premises to be used for gambling; make any unusual noises in the Building; permit to be played any musical instrument in the Premises; permit to be played any radio, television, recorded or wired music in such a loud manner as to disturb or annoy other tenants; or permit any unusual odors to be produced upon the Premises. Tenant shall not occupy or permit any portion of the Premises leased to him to be occupied as an office for a public stenographer or typist, or for the possession, storage, manufacture, or sale of intoxicating beverages, narcotics, tobacco in any form, or as a barber or manicure shop.

         14. Landlord reserves the right to exclude from the Building during such periods agreed upon by Landlord and Tenant all persons who do not present a pass to the Building signed by Tenant. Each tenant shall be responsible for all persons for whom he issues such pass and shall be liable to Landlord for all acts of such persons. There exists at this time no current requirement for such passes on the part of Landlord, but Landlord may institute same when, in the sole opinion and discretion of the Landlord, such a pass system becomes necessary for the common good of all Tenants and the Building.

         15. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of Landlord. Such curtains, blinds and shades must be of a quality, type, design, and color, and attached in a manner approved by Landlord.

         16. Canvassing, soliciting and peddling in the Building are prohibited, and Tenant shall cooperate to prevent the same.

         17. There shall not be used in the Premises or in the Building, either by others in the delivery or receipt of merchandise, any hand trucks except those equipped with rubber tires and side guards, and no hand trucks will be allowed in passenger elevators.

         18. Each tenant, before closing and leaving the Premises, shall ensure that all windows are closed and all entrance doors locked.

         19. Landlord shall have the right to prohibit any advertising by Tenant which in Landlord's opinion tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

         20. Landlord hereby reserves to itself any and all rights not granted to Tenant hereunder, including, but not limited to, the following rights which are reserved to Landlord for its purposes in operating the Building:

                  (a) the exclusive right to the use of the name of the Building for all purposes, except that Tenant may use the name as its business address and for no other purpose;

                  (b) the right to change the name or address of the Building, without incurring any liability to Tenant for so doing;

                  (c) the right to install and maintain a sign or signs on the exterior of the Building;

                  (d) the exclusive right to use or dispose of the use of the roof of the Building;

                  (e) the right to limit the space on the directory of the Building to be allotted to Tenant;

                  (f) the right to grant to anyone the right to conduct any particular business or undertaking in the Building.

         21. Tenant shall list all articles to be taken from the building (other than those taken out in the usual course of business of Tenant) on Tenant's letterhead, or a blank which will be furnished by Landlord. Such list shall be presented at the office of the Building for approval before such articles are taken from the Building or accepted by any elevator operator.

         22. The Tenant, its employees, agents, representatives, invitees and business visitors shall comply promptly and courteously with the directions of any building security personnel hired by Landlord

         23. Landlord reserves the right to establish `Designated Smoking Areas' in or about the Premises and Building in the sole option and at the discretion of the Landlord. No Smoking is permitted inside the Premises or in any part of the Building at any time except with written permission of the Landlord. Landlord may at its sole discretion require Tenant to police and clean the `Designated Smoking Areas' or perform same at reasonable cost and charge Tenant for any expense incurred by Landlord. Landlord will provide smoking receptacles at Landlords sole cost and expense that shall not be used for disposal of anything but smoking materials, and for no other purpose.

            24. A. The Tenant agrees to indemnify and hold Landlord harmless from any and all liability, loss, cost, damage or expense arising out of or occasioned by violation by Tenant of existing law as it exists from time-to-time during the term hereof, resulting from Tenant's use or occupancy of the premises. Without limiting the generality of the foregoing, this indemnity shall include any liability the Landlord may incur due to Tenant's failure to comply with the Industrial Site Recovery Act of New Jersey ("ISRA"). The Landlord agrees to indemnify and hold Tenant harmless from any and all liability, loss, cost, damage or expense arising out of occasioned violation by Landlord of existing law as it exists from time-to-time during the term thereof, resulting from Landlord's management of the premises. Without limiting the generality of the foregoing, this indemnity shall include any liability the Tenant may incur due to Landlord's failure to comply with ISRA. This indemnity shall survive termination of this Lease.

                  B. The Tenant shall comply with the Zoning Ordinance of the Borough of Englewood Cliffs, including without limitation the portion thereof prohibiting the manufacture of extremely toxic chemicals such as, but not limited to phosphine, phosgene, stibene, arsine, hydrogen selinide, methyl isocyanate, chlorine dioxide, chlorine trifloride, diborane, mercury and chloroform.

                  C. The Tenant shall provide the Landlord with its Standard Industrial Classification number [if applicable to Tenant (including the Major Group Number as designated in the Standard Industrial Classification Manual prepared by the Office of Management and Budget in the Executive Office of the President of the United States)]. Tenant shall notify Landlord immediately of any changes or anticipated changes in Tenant's Standard Industrial Classification number.

                  D. The Tenant shall keep no dogs in or about the premises.

                  E. Tenant covenants and agrees as follows:

                           (a) Not to use or permit the use of the demised
premises for the purpose of storing, refining, producing, transferring, processing or transporting "Hazardous Substances" as such term is defined in N.J.S.A. 58:10-23.11 (b)(k) or ISRA;

                           (b) Not to use the demised premises for the purpose
of generating, manufacturing, storing, refining, transporting, treating or disposing of "Hazardous Substances" or "Hazardous Wastes" as such terms are defined in N.J.A.C. 7:26B-1.3;

                           (c) Not to use the demised premises in a manner that
would constitute the demised premises, or the Building wherein the premises are situate, or the Tenant's operations therein, an "Industrial Establishment" under ISRA;

                           (d) To promptly cure any violation by Tenant of any
and all environmental laws or regulations upon notification thereof;

                           (e) Not to cause or permit as a result of Tenant's
intentional or unintentional action or omission a releasing, spilling, leaking, pumping, emitting, pouring, emptying or dumping of a "Hazardous Substance", as such term is defined in N.J.S.A. 58:10-23.11 (b)(k) into waters or onto land of the State of New Jersey or onto lands or into waters outside the jurisdiction of the State of New Jersey where damage may result to the lands, waters, fish, shellfish, wildlife, biota, air or other resources owned, managed, held in trust or otherwise controlled by the State of New Jersey unless the release, spill, leak, pumping, emission, pouring, emptying, or dumping is pursuant to and in compliance with the conditions of a permit issued by the appropriate federal or state governmental authorities;

                           (f) Not to cause or permit to exist, on or at
Tenant's property, as a result of an intentional or unintentional act or omission a "release" of "Hazardous Substances" as those terms are defined by the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sec. 9601 et seq.;

                           (g) Promptly clean up the results of any use, act or
omission in violation of the provisions of this paragraph E in compliance with all governmental laws and regulations applicable thereto and obtain such certifications or proof of cleanup as may be required by the appropriate governmental authorities, Landlord, and Landlord's mortgagee;

                           (h) Tenant covenants and agrees to apply at its own
expense for a letter of nonapplicability (if deemed necessary by Landlord and/or if applicable to Tenant) from and on the form provided by the Department of Environmental Protection (the "DEP") for the State of New Jersey upon request by the Landlord. In the event Tenant is unable to receive a letter of nonapplicability, Tenant shall obtain from the DEP an approved negative declaration ( or a no further action letter) or implement and complete an approved cleanup plan for the premises, all at Tenant's cost and expense.

                           (i) In the event the Lease is terminated for any
reason, and Landlord is unable to lease the premises because Tenant has not obtained from the DEP a letter of nonapplicability, an approved negative declaration (or a no further action letter) or implemented and completed an approved cleanup plan or otherwise failed to comply with ISRA, then at Landlord's option, a) Tenant shall continue to pay rent and all additional rent until same is complied with or completed, as the case may be, or b) Tenant shall be deemed a holdover tenant subject to the provisions of N.J.S.A. 2A:42-6 and pay double the monthly rent paid as of the last month of the term until Tenant has complied with ISRA referred to herein. However Tenant shall have no right to possession of the premises except to facilitate the requirements contained herein.

                  The provisions of this paragraph E shall survive termination for any reason of this Lease.

                  F. If the Tenant fails to perform and/or pay for any covenants, obligations or services required to be paid or performed by the Tenant pursuant to the terms and conditions of this lease, Landlord may do so and Tenant shall pay its proportionate share therefore as additional rent.

                  G. From time to time during the term hereof, but not more than once a year, except in the event of an emergency, including any renewal or extension of said term, the Landlord may at Tenant's reasonable cost and expense, if there is a violation, have the demised premises inspected by environmental engineers and/or specialists for the purpose of determining compliance by Tenant with any environmental laws, rules and/or regulations applicable to Tenant's operations at or around the demised premises and with the terms and conditions of this lease dealing with environmental matters, including, without limitation, the provisions of paragraph 12th and paragraphs B and E of this Exhibit. If the environmental assessment or report resulting from such inspection discloses any non-compliance, Tenant shall immediately following receipt of the environmental assessment take such steps as are necessary to put the premises into compliance, including without limitation, cleaning up any spills or other emissions of hazardous and/or toxic substances or wastes.

                  H. Parking: Except as otherwise provided, Parking shall be:

                           (a) No less than eighty (80) parking spots including eight (8) reserved spots.
                           (b) Parking on the grassed areas, sidewalks, driveways, and any other areas designated by Landlord as restricted is prohibited. Landlord shall designate such areas in its sole opinion and discretion.
                           (c) Parking in the Fire lanes by Tenant or Tenants contractors, vendors suppliers, employees, or for any other purpose is prohibited and is a Violation of Tenants Lease.
                           (d) Twenty-four (24) hours parking is not allowed without the express written consent of the Landlord, which consent can be revoked upon receipt of a forty-eight (48) hour written Notice from the Landlord.
                           (e) Tenant shall supply a list of all cars used by Tenants employees, agents, and management, not excepting Executive personnel; said list to be defined and indexed in a manner acceptable to Landlord if Tenant uses part time or other employees or agents and at Landlords sole discretion. The intent of this clause is to determine the actually number of spaces used by Tenant in the regular course of business. Requirements by Tenant over an above the regular course of business (i.e.: special meetings, visitor use, and any other use) provided Landlord is properly notified in advance of the times and dates of same at least forty-eight hours (48) hours in advance in order to facilitate the orderly use of the parking lot for the common good of all Tenants. If Tenant has regularly scheduled extra-ordinary requirements said requirements are to be submitted to Landlord as part of the list.
                           (f) All contractors of Tenant must park in the rear of the property and Landlord reserves the right to restrict the number of vehicles use and parked on the Premises by any and all contractors.
                           (g) Parking in other Tenants designated parking spaces is prohibited. Tenant must park in either assigned or undesignated spaces specific to Tenant which are designated by Landlord.
                           (h) Designated `Handicapped' spaces are restricted to properly identified `handicapped' vehicles and said spaces shall be designated by Landlord at Landlords sole discretion. Police may ticket improperly parked vehicles, satisfaction of which shall be the sole responsibility of Tenant or the responsible individual(s).
                           (i) Improperly parked vehicles are subject to being towed from the Property at Tenant's sole cost and expense. Landlord has option of using a system known as `booting' (a locking device attached to a vehicles wheels) to restrict improper parking. Proper and visible notice shall be place on said vehicle by Landlord or Landlords agents, and Landlord will use best efforts to identify all vehicles as properly parked. This clause (i) is intended primarily to control unauthorized off-site parking and/or violation of the parking requirements and will only be used by Landlord after written Notice to Tenant if Tenant is in fact in violation of the parking regulations of the Property.

                           (j) Tenant shall have five (5) business days to remedy any violation of the Rules and Regulations concerning parking after written Notice from Landlord.


                           (I) Dumpster:

                           (a) The Dumpster provided by Landlord is for the common use of all Tenants on the Property, and is solely intended for normal, daily and ordinary disposal of office debris.

                           (b) No extraordinary use of the Dumpster is allowed. This includes but is not limited to construction debris, disposal of excess files and/or paperwork, off-site refuse, pallets, or any other material so designated by the Landlord in Landlords sole opinion as `extraordinary'.

                           (b) Tenant will be charged for any extraordinary use, and waives all rights and claims against Landlord for said charges.

                                END OF EXHIBIT C
                     (Signatures to follow on the next page)

Exhibit C - Signature page

As Building Manager for the Landlord described herein:


By
  -----------------------------

By /s/ John A. Johnson
  -----------------------------
    MJB Johnson Inc.


By /s/ Gary Stern
  -----------------------------
Asta Funding, Inc., Tenant

                                    EXHIBIT D


LANDLORD SERVICES:  Contained in Article 7 of this lease.

                                 END OF DOCUMENT

                                    EXHIBIT E

                  GUIDELINES FOR TENANTS RETAINING CONSULTANTS
                                 AND CONTRACTORS

I. BEFORE CONSTRUCTION
A. Floor Plans:
1. All floor plans must be submitted at 1/4" scale or 1/8" scale only. Indicate key plan with egress indicated and north arrow and show partition layout (i.e., space plan or floor layout). Provided no major construction is required, (i.e. no load bearing walls will be affected) there will be no requirement for an architect to be hired for the space not designated for the proposed data center.

2. Architectural plans must show architectural details, door schedules, finish schedules, plumbing fixtures, all finishes and specifications and comply with proper handicapped and other code criteria including but not limited to exit signs and sprinkler head locations if sprinkler heads are required.

3. Reflected ceiling plan must show light fixture placements, emergency egress lighting, and all architectural features. Indicate all finishes and specify same.

4. Plans must include finish specifications, i.e., paint carpet, wall cover, baseboard, etc. (Window blinds are building standard, not subject to Tenant choice.) Plans must delineate between new construction vs. existing conditions.

5. Electrical floor plans must show all receptacles, panels, light switches, fixture placements and switching. Indicate all circuitry as required. Show location of source for service tie-in, if required (indicate distance and include riser diagram).

6. Indicate in detail any cabinetry work. Details are required showing all finishes.

7. Mechanical floor plans must show duct layout, size connection details, sprinkler lines, and other mechanical conditions proposed and existing. Mechanical plans must include specifications as required and locate sources, distance and tie-in locations, and include riser diagrams.

8. As previously set forth in Exhibit all of the Tenant Plans must be signed, stamped and sealed by the appropriate design professional licensed in the State of New Jersey (i.e. architectural plans by licensed architect and structural or mechanical plans by appropriate engineer).

9. All plans and construction specifications are subject to Landlord's written approval, which may be withheld at Landlord's sole discretion. Reasons for Landlord to withhold approval include, but are not limited to (i) such work proposed is not consistent with other existing or planned improvements in building; (ii) such work will overburden existing or planned building systems; and (iii) lack of any of the above-noted information. Approval of Plans and specifications shall not be unreasonably withheld by Landlord.

B. General Construction Guidelines:

1. General contractor and subcontractors must be approved by Landlord in writing prior to construction commencement. Landlord reserves the exclusive right to disapprove Tenant's general contractor or subcontractors. Landlord will supply Tenant with a list of acceptable contractors upon request. Tenant has the right to present Landlord with general contractors and subcontractors for approval. Approval of such general contractors and subcontractors shall not be unreasonably withheld by Landlord.

2. General contractor and subcontractors must use labor that will perform in harmony with other trades working in the region. At no time may Tenant's work interfere with Landlord's or other tenant's work or normal operations of the Building.

3. Certificates of Insurance naming Landlord and their agents and employees as additional insureds must be submitted to Landlord prior to Tenant's entry upon the Demised Premises, including delivery of any materials to Demised Premises, or construction commencement with coverage for commercial general liability, and property damage in the amounts required in the Lease. Landlord reserves the right to dictate limits of coverage but in no case shall limits be beyond the limits set in Section 24.1 of this Lease.

4. Copies of any notification by the municipality of additional requirements in connection with permit approval must be delivered to Landlord.

C. Borough of Englewood Cliffs Requirements:

1. All plans must be filed with the Borough of Englewood Cliffs. Plans must be signed and sealed by the appropriate design professional licensed in the State of New Jersey (i.e., architectural plans by licensed architect and structural or mechanical plans by the appropriate engineer).

2. Landlord must administer all filings for any permits or other filing requirements of the City for work planned within the Demised Premises at Landlords option. Once plans have been completed in accordance with Section A (Floor Plans), Tenant must provide Landlord with four (4) signed and sealed sets of plans.

3. Tenant will be responsible for paying all Borough fees connected with securing required permits or approvals. Tenant shall also be responsible for providing Landlord with properly signed and sealed trade filing documents.

4. No work will be allowed to start without the issuance of the proper authorization or permits from the appropriate Borough officials. Once secured, the permit must be prominently posted at the work site, along with the plans.

D. Fees:

1. MJB Johnson, Inc. shall receive a five (5%) percent (of total overall costs) commission management fee if required by Tenant to manage construction. Change orders will also be charged a five (5%) percent fee.

2. Should Tenant Plans not conform to the criteria outlined in Section A (Floor Plans), Landlord is not obligated to correct Tenant Plans or otherwise modify them to so conform. Landlord will return same to Tenant for resubmission.

3. Tenant shall be responsible for paying all municipal fees connected with securing the permits or other municipal approvals necessary to proceed with the proposed work.

4. If Landlord is not doing the work, Landlord will inspect the work to assure conformance to the plans and specifications. The maximum number of inspections will be determined by mutual agreement between the Landlord and Tenant based on the scope of improvements and as a condition for the Landlord's approval of the proposed project. If subsequent to such agreement between the Landlord and the Tenant, the concept of Tenant's plan or the scope of Tenant's work changes, then the agreed upon schedule of inspections will be subject to similar revision based on the scope of work load which is revised and sent to Landlord for its approval.

E. Cost Estimating:

1. Landlord reserves the right to bid on the Tenant's Work, subject to the following:

a. While every effort is made to promptly furnish cost estimates for the Tenant work, it must be understood that the speed and accuracy of the Landlord's estimates will reflect the quality and completeness of the Tenant's documents.

b. With proper preparation of documents as outlined herein, Tenant should anticipate completed estimates within approximately seven (7) business days from the submission of a property completed bid package to Landlord.

c. If such bid were accepted any commission would be included in the total cost and would be lowest bid accepted.

II. DURING CONSTRUCTION

1. Tenant's contractors will be subject to the same rules and regulations as imposed on Landlord's contractors, relative to work hours, cartage removal, protection, and other customary procedures as appropriate. Tenant may contact Landlords designated facilities manager at 210 Sylvan Avenue or any address specified by Landlord with questions or details on such rules and regulations.

2. Should Tenant choose to perform work with its owns contractors while the Landlord is also performing work within or around the Demised Premises, Tenant's work will not commence until the Landlord has completed its work, unless otherwise permitted by Landlord, in its sole discretion.

3. Tenant must adhere to the same guidelines outlined herein when processing change orders or scope modifications. No construction for change orders will be allowed to proceed without Landlord's written approval.

4. SHOULD TENANT IGNORE ANY OF THE CRITERIA DESCRIBED HEREIN OR IN ANY SECTION OR EXHIBIT OF THE LEASE AND PERFORM OR CAUSE TO BE PERFORMED ANY CONSTRUCTION NOT IN ACCORDANCE WITH TENANT PLANS APPROVED BY LANDLORD, TENANT WILL BE REQUIRD TO DISASSEMBLE ALL SUCH CONSTRUCTION AND RETURN THE DEMISED PREMISES TO ITS FORMER CONDITION AT TENANT'S SOLE COST. IF TENANT DOES NOT DISASSEMBLE SUCH CONSTRUCTION AND RETURN THE SITE TO ITS FORMER CONDITION AFTER TEN (10) DAYS' WRITTEN NOTICE TO TENANT FROM LANDLORD, LANDLORD IS AUTHORIZED BY TENANT TO PERFORM SAME AT TENANTS' SOLE COST, AND TENANT SHALL REIMBURSE LANDLORD PROMPTLY FOR ALL COSTS.

5. Tenant or its contractor must submit written notification and receive written approval from Landlord for any type of shutdown of the electrical or, mechanical systems. Landlord reserves the right to require that Tenant use Landlord's contractor for any work involving the shutdown of such systems. In addition, it should be noted that any conditions which are discovered as a result of the modifications to existing systems made by Tenant are the full responsibility of Tenant to repair at its sole cost. For example, testing of the electrical system(s) is required due to Tenant Improvements or Changes by Tenant and such testing reveals faulty installation or other problems, Tenant will be responsible at its sole cost, to bring the system back into the code through the repair of any such installation or problem.. This work shall be at no cost to Landlord or any of its affiliates.

6. Landlord must be notified in writing of all scheduled work, in order that Landlord may notify, at our sole discretion, any neighboring tenants of such activity.

7. For any work performed on any Building systems under a manufacturer's warranty, the work must be performed by the original contractor at option of Landlord.

III. AFTER CONSTRUCTION

1. All contractors and subcontractors completing work must provide Landlord with proper Release of Liens form(s) and Tenant's Certification as furnished by Landlord for each billing period and, most importantly, at the completion of Tenant work. Tenant agrees to indemnify and save Landlord harmless from and against any and all damages sustained as a result of any liens filed by contractors or subcontractors and as otherwise set forth in the Lease.

2. A minimum one (1) year warranty is required on materials and workmanship of all work per Tenant Plans.

3. Keying system must match the base Building master keying system and Tenant must use Landlord's locksmith in connection with such work. Entry system to new construction will be a card key swipe system to be performed by contractor selected by Tenant.

4. Within sixty (60) days of completion of any Tenant work performed by Tenant's contractors, Tenant shall submit to Landlord two (2) sets of as-built drawings as set forth in Exhibit B showing all improvements or alterations to the Demised Premises. Such as-built drawings shall include all change orders occurring during the course of construction and provide all pertinent specifications for such construction work.

                                 END OF DOCUMENT
                     (Signatures to follow on the next page)

Exhibit E - Signature page.

As Building Manager for the Landlord described herein:


By /s/ Bjorn R. Johnson
  -----------------------------

By /s/ John A. Johnson
  -----------------------------
    MJB Johnson Inc.


By /s/ Gary Stern
  -----------------------------
    Asta Funding, Inc.

                                    Exhibit F

                          CONTRACTOR LIST AS OF 6/9/05

CLEANING CONTRACTORS
J.S Stephens Cleaning Commercial Cleaning
120 Sylvan Avenue
Englewood Cliffs NJ 07632
201.585.7672

Joseph Bonino
201.767.3654

PLUMBING CONTRACTOR
Galdi Plumbing
215 Gates road Unit 1
Little Ferry, NJ 07643
201.641.6700

ELECRTICAL CONTRACTORS
John W. Stellar
36 Dillingham Place
Englewood Cliffs NJ 07632
201.567.0775

All Star Electrical Services
Kevin Garrity President
308 Railroad Avenue
Hackensack NJ 07601
201.342.8686

FLOORING CONTRACTOR
Ali Carpet
104 Johnson Avenue
Hackensack NJ 07601
201.525.04500

HVAC CONTRACTOR
KCG, Inc.
70 Pine Brook Road
Towaco, NJ 07082
973.335.3884

RECYCLING CONTRACTOR
Miele Sanitation Co.
201.768.5407

                            RIDER TO THE LEASE DATED
                                 AUGUST 1, 2005

1.1 Landlord shall give a credit against rent in the amount of $4.50 per square foot for construction for the additional 1,780 square feet rented in the 200 building. The rental credit shall be given in the first three months of the lease.

1.2 The Landlord will balance the HVAC system to suit the current configuration of the Asta Funding space. The Landlord will be responsible for all costs in the rebalancing of the system. Landlord's responsibility is to provide industry standard installation for Tenant's comfort, this being defined as seventy-two (72) degrees, plus or minus two (2) degrees. In the event the Landlord does not satisfy this clause, the Tenant has the right to hire a contractor at the Landlord's expense to cure the inconsistency in temperature throughout the Tenant's space. The Tenant shall ensure that the project is completed at the lowest possible cost. Notice of Tenant's intent to enact this remedy shall be sent to the Landlord in writing with 30 days notice.

1.3   The Landlord will replace all stained ceiling tiles and wash all walls.

1.4 The Landlord at their expense will replace the entrance carpet in the 210 building and replace existing wallpaper and paint trim.

1.5 Landlord shall grant tenant the right to construct additional stalls in the Ladies Room located in building 210, 1st floor.

1.6 Landlord shall assign the 8 designated spaces referenced in Article 1.2 of the Lease to the upper level parking lot.

Rider to Lease - Signature page.

As Building Manager for the Landlord described herein:


By
  -----------------------------

By /s/ John A. Johnson
  -----------------------------
    MJB Johnson Inc.


By /s/ Gary Stern
  -----------------------------
    Asta Funding, Inc.